As filed with the Commission on September 16, 1998           File No. 333-_____

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              DBS INDUSTRIES, INC.
                 (Name of small business issuer in its charter)


         Delaware                        7389                     84-1124675
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code)       Identification No.)


 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941; 415-380-8055
         (Address and telephone number of principal executive offices)

 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941; 415-380-8055 (Address of principal place of business or intended principal place of business)

                       Fred W. Thompson, President and CEO
                              DBS Industries, Inc.
                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
                                  415-380-8055
            (Name, address and telephone number of agent for service)

                                    Copy to:

                               Daniel B. Eng, Esq.
                           Bartel Eng Linn & Schroder
                          300 Capitol Mall, Suite 1100
                          Sacramento, California 95814
                             Telephone: 916-442-0400

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                        Proposed        Proposed
                                                        maximum          maximum        Amount of
       Title of each class of         Amount to be   offering price     aggregate     registration
    securities to be registered        registered      per share     offering price        fee
----------------------------------------------------------------------------------------------------

Common Stock to be offered by
Selling Stockholders                   3,088,435        $2.84(1)       $8,771,155        $2,587

Common Stock for resale by holders of
Warrants assuming the exercise of such
Warrants                               4,648,580        $2.84(2)       $13,201,967       $3,895

Warrants to be offered by Selling
Warrantholders                         1,250,000          (3)              (3)             (3)

Total                                  8,987,015                       $21,973,122       $6,482
====================================================================================================

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price per share of the Company's Common Stock on September 10, 1998, as reported on the NASD OTC Bulletin Board.

(2) Assumes that the holder of the warrant has exercised such warrant. Maximum offering price per share is based upon the average quotation of the high and low price per share of the Company's Common Stock on September 10, 1998, as reported on the NASD OTC Bulletin Board.

(3) The Warrants may be exercisable to purchase shares of Common Stock. The number of shares of Common Stock that may be acquired upon the exercise of the Warrants is included in the calculation of the number of shares of Common Stock to be registered in note (2) above. No fee is required pursuant to Rule 457(g).

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     DBS INDUSTRIES, INC.
                                     CROSS-REFERENCE SHEET
                            Pursuant to Item 501 of Regulation S-B

     Registration Statement
     Item Number and Caption                                      Prospectus Caption

1.   Front of Registration Statement and Outside Front
     Cover Page of Prospectus.................................... Outside Front Cover

2.   Inside Front and Outside Back Cover Pages of
     Prospectus.................................................. Inside Front and Outside Back Cover Pages

3.   Summary Information and Risk Factors........................ Prospectus Summary; Risk Factors

4.   Use of Proceeds............................................. Use of Proceeds

5.   Determination of Offering Price............................. Plan of Distribution; Selling Stockholders and
                                                                  Warrantholders

6.   Dilution.................................................... Not Applicable

7.   Selling Security Holders.................................... Selling Stockholders and Warrantholders

8.   Plan of Distribution........................................ Plan of Distribution; Selling Stockholders and
                                                                  Warrantholders

9.   Legal Proceedings........................................... Legal Proceedings

10.  Directors, Executive Officers, Promoters and                 Management; Principal Stockholders; Certain
     Control Persons............................................. Relationships and Related Transactions

11.  Security Ownership of Certain Beneficial Owners
     and Management.............................................. Principal Stockholders

12.  Description of Securities................................... Description of Securities

13.  Interest of Named Experts and Counsel....................... Experts; Legal Matters

14.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...............Management

15.  Organization Within Last Five Years......................... Business

16.  Description of Business..................................... Prospectus Summary; Business

17.  Management's Discussion and                                  Management's Discussion and Analysis of Financial
     Analysis or Plan of Operation............................... Condition and Results of Operations

18.  Description of Property..................................... Business

19.  Certain Relationships and Related Transactions...............Certain Relationships and Related Transactions

20.  Market for Common Equity and Related
     Stockholder Matters......................................... Price Range of Common Stock

21.  Executive Compensation...................................... Executive Compensation

22.  Financial Statements........................................ Consolidated Financial Statements

23.  Change In and Disagreements With Accountants
     or Accounting and Financial Disclosure...................... Not Applicable


        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS                                                 Subject to Completion
                                                              September 16, 1998


                              DBS INDUSTRIES, INC.

                                  COMMON STOCK

                        WARRANTS TO PURCHASE COMMON STOCK
                                ----------------



        Certain stockholders of DBS Industries, Inc. ("DBSI" or the "Company") ("Selling Stockholders") are hereby offering up to 7,387,015 shares of Common Stock in connection with (i) the resale of shares of Common Stock held by the Selling Stockholders, and (ii) the resale of shares of Common Stock held by the Selling Stockholders assuming the exercise of certain outstanding Warrants. In addition, the Company is registering Warrants held by certain warrantholders ("Selling Warrantholders") to purchase up to 1,250,000 shares of Common Stock. See "The Offering," "Selling Stockholders and Warrantholders."

        The Company's Common Stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "DBSS." On ________, 1998, the average of the high and low quotation for one share of Common Stock of the Company was $______, as reported on the OTC Bulletin Board.

The Company will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholders or the resale of Warrants by the Selling Warrantholders. Expenses of the offering will be paid by the Company. The Warrants are not quoted or traded on any exchange or quotation system.
                        --------------------------------

AN INVESTMENT IN THE COMMON STOCK OR WARRANTS INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" COMMENCING ON PAGE 6 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK OR WARRANTS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        --------------------------------








               The date of this Prospectus is September 16, 1998.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................................3

RISK FACTORS.................................................................................5

THE OFFERING................................................................................13

USE OF PROCEEDS.............................................................................13

PRICE RANGE OF COMMON STOCK.................................................................14

DIVIDEND POLICY.............................................................................14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................................15

BUSINESS....................................................................................19

MANAGEMENT..................................................................................27

PRINCIPAL STOCKHOLDERS......................................................................35

PLAN OF DISTRIBUTION........................................................................36

SELLING STOCKHOLDERS AND WARRANTHOLDERS.....................................................37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................................40

DESCRIPTION OF CAPITAL STOCK................................................................40

CERTIFICATE OF INCORPORATION................................................................41

LEGAL PROCEEDINGS...........................................................................42

LEGAL MATTERS...............................................................................42

EXPERTS ....................................................................................42

AVAILABLE INFORMATION.......................................................................42


                               PROSPECTUS SUMMARY


        This Prospectus contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. The following summary is qualified in its entirety by the more detailed information and the Company's Consolidated Financial Statements and notes thereto, appearing elsewhere in this Prospectus. Except as otherwise specifically noted herein, all references to "DBSI" or the "Company" refer to DBS Industries, Inc., a Delaware corporation, and its subsidiaries, Global Energy Metering Service, Inc. ("GEMS"), Newstar Limited ("Newstar") and its 20% interest in E-SAT, Corporation ("E-SAT").


The Company

        DBS Industries, Inc. ("DBSI" or the "Company"), through its 20% interest in E-SAT, proposes to construct, launch, and operate a system (the "E-SAT System") utilizing six non-voice, non-geostationary mobile ("Little LEO") satellites to provide a two-way, low-cost data messaging services worldwide. E-SAT intends to launch Little LEO satellites to orbit the earth at an altitude of approximately 550 miles, and with the Company's technology, are capable of collecting and transmitting data at regular intervals from fixed devices in hard-to-access locations and at a cost substantially less than manually retrieving the information. The Company intends to initially provide data messaging services for the energy industry including the gas and electric utility and water industry, and other data messaging services for the vending machine and environmental monitoring industries, worldwide. Prior to E-SAT receiving its license to develop, construct and operate the E-SAT System, the Company, through its subsidiary GEMS, was (i) developing hardware and software for data collection and transmission; (ii) conducting proof-of-concept demonstrations with several utility companies to determine the effectiveness and accuracy of Little LEO satellites to collect and transmit data from fixed devices such as meters; and (iii) evaluating rocket and satellite vendors in anticipation of the license.

        On March 31, 1998, the Federal Communications Commission ("FCC") approved E-SAT's application for a Little LEO satellite license. Under the license, E-SAT is authorized to launch and operate six Little LEO satellites to provide a two-way, low-cost messaging service in the U.S. in the 148-148.905 MHz frequency band for service and feeder uplinks, and the 137.0725-137.9725 MHz frequency band for service and feeder downlinks utilizing code division multiple access ("CDMA") direct sequence spread spectrum ("CDMA/DSSS") technology.

        Pursuant to E-SAT's license, unless extended by the FCC for good cause, E-SAT must commence construction of the first two satellites by March 1999, complete construction by March 2002 and launch by September 2002. The remaining four satellites must commence construction by March 2001, complete construction by March 2004 and launch by March 2004. E-SAT intends to utilize six Little LEO satellites located approximately 550 miles above earth in near polar orbits of a 99 degree inclination angle. The E-SAT System will initially consist of a constellation of three satellites in a single orbit. Later, an additional set of three satellites shall be launched. The latter three satellites shall be placed in a second near polar orbit from the initial three satellites. The E-SAT System will provide coverage of the world and will enable each satellite to see a given spot on the earth several times during a twenty-four hour period.

        The Company believes that its two-way, low cost data messaging services will reduce costs for customers by providing a more efficient retrieval of data because the E-SAT System (i) has a proposed lower infrastructure cost and (ii) transmits data using CDMA/DSSS technology which provides greater capacity than channelized systems and allows transmissions within the background noise in the radio frequency environment. See "Business." In addition, the E-SAT System will provide a means of safely transmitting data which is superior to other methods currently available. The Company's goal is to lead the low-cost, data messaging service market using Little LEO satellites to enable businesses to economically gather data from fixed devices located in remote and hard-to-access locations.

        E-SAT is owned 20% by the Company and 80% by EchoStar Communications Corp ("EchoStar"). The Company has devoted a substantial amount of time and money developing a two-way, low cost data messaging services utilizing Little LEO satellites. The Company and EchoStar have held numerous discussions whereby the Company would acquire a majority interest in E-SAT. No assurance, however, can be given that the Company will be able to acquire a majority interest in E-SAT, or if acquired, that it will be on favorable terms to the Company. Further, any proposed acquisition of a majority interest in E-SAT by the Company will be subject to FCC approval. See "Risk Factors - Minority Ownership in E-SAT, Inc."

        The Company is located at 100 Shoreline Highway, Suite 190 A, Mill Valley, California, and its phone number is 415-380-8055.

Summary Of Risk Factors

        An investment in the Company's Common Stock and Warrants involves certain risks which should be carefully considered and evaluated, including but not limited to, the Company's minority interest in E-SAT, the Company being a development stage company, the need for additional capital, and the technological risks in developing a data messaging service using Little LEO satellites. For a discussion of considerations relevant to an investment in the Common Stock and Warrants, see "Risk Factors."

The Offering

        The Selling  Stockholders  are  registering  for resale shares of Common
Stock held by such stockholders and the resale of shares of Common Stock assuming the exercise of outstanding Warrants. In addition, the Selling Warrantholders are registering for resale Warrants to acquire up to 1,250,000 shares of Common Stock. The Selling Stockholders and the Selling Warrantholders acquired their shares or Warrants in private placements. The Company will receive no proceeds from the sale of Common Stock by the Selling Stockholders or from the sale of Warrants by the Selling Warrantholders.

Summary Consolidated Financial Data

        The unaudited summary consolidated financial data presented below should be read in conjunction with the more detailed financial statements of the Company and notes thereto which are included elsewhere in this Prospectus along with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                             For the year    For the year
                             For the six     For the six         ended           ended       April 25, 1990
                             months ended    months ended    December 31,    December 31,    (Inception) to
                            June 30, 1998   June 30, 1997        1997            1996        June 30, 1998
Revenue                    $             - $             - $             -  $       11,420  $      161,420

Loss from operations               993,793         880,314       1,682,277       3,323,765      (9,592,512)

Net Income (Loss)               (1,317,597)      5,042,972       3,068,917      (3,752,583)     (5,156,726)

Income (Loss) per Share(1)           (0.22)            .86             .52            (.65)              -

Working Capital                 (1,087,438)      7,222,798        (411,185)     (6,130,815)              -

Total Assets                     1,079,141       7,889,353       1,785,543       4,629,177               -

Shareholders' Equity
  (Deficit)                $      (211,285) $      280,080  $      872,039   $  (2,273,169) $            -


(1) Adjusted to reflect a 40 for one reverse stock split effected in February 1996.

                                  RISK FACTORS

        In addition to the other information presented in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements within the meaning of
Section 27A of the  Securities Act of 1933, as amended,  ("Securities  Act") and
Section 21E of the Securities Exchange Act of 1934, as amended, ("Exchange Act"). The Company's actual results may differ materially from the results discussed in the forward-looking statements and involve risks and uncertainties. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and "Management's Discussion and Analysis," and elsewhere in this Prospectus.

Minority Ownership in E-SAT, Inc.

        E-SAT has been granted a license to construct, launch and operate six Little LEO satellites to provide two-way, low-cost data messaging services in the U.S. E-SAT is owned 20% by the Company and 80% by EchoStar Communications Corp. ("EchoStar"). In E-SAT's application to the FCC for a license to operate the E-SAT System, EchoStar represented that it has the financial ability to meet the estimated cost of construction, launch and first year operation of the first two satellites of the E-SAT System. Although the Company has only a 20% interest in E-SAT, the Company has spent a substantial amount of time and money evaluating satellite and rocket manufacturers, performing proof-of-concept demonstrations with utility companies, and developing hardware and software for data collection and transmission in anticipation of E-SAT receiving its license. The Company and EchoStar have held discussions whereby the Company would acquire a majority interest in E-SAT. No assurance, however, can be given that the Company will be able to acquire a majority interest in E-SAT, and in the event that the Company is unable to acquire a majority interest, the Company will remain a 20% owner. Further, any proposed acquisition of a majority interest in E-SAT will be subject to FCC approval. The Company's percentage of ownership in E-SAT may be subject to dilution if it cannot meet future funding requirements and no assurances can be given that the Company will have sufficient resources to meet the financial requirements of E-SAT to maintain its current interest in E-SAT. In the event that the Company is unable to obtain a majority interest in E-SAT, and the E-SAT System is not built, or not built in a timely manner, such circumstances will have a material adverse effect on the Company.

Development Stage Company

        The Company is a development stage company with no commercial services or operations and, therefore, does not currently generate any revenues. Although the Company previously held interests in companies that have been granted by the FCC licenses to construct and launch direct broadcast satellites, for the past four years the Company has primarily focused on technology development, pursuing regulatory approval for the E-SAT System, E-SAT System design and development, contract discussions with satellite and launch vehicle contractors, strategic planning regarding market rights and securing adequate financing for working capital and capital expenditures. The completion of the E-SAT System design and the construction and launch of the satellites will require significant expenditures. These expenditures, combined with the Company's operating expenses, will result in continued operating losses until the E-SAT System is deployed and sufficient revenue-generating services are developed.

        The Company's ability to provide commercial service in, initially, the U.S., and, subject to regulatory approval, on a worldwide basis and to generate positive operating cash flow will depend on its ability to, among other things:
(i) successfully construct and deploy the E-SAT System in a timely manner; (ii) develop U.S. and international marketing arrangements permitting distribution of the data messaging services inside and outside the U.S.; and (iii) construct the necessary ground infrastructure inside and outside the U.S. Given the Company's limited operating history, there can be no assurance that it will be able to develop a sufficiently large customer base to be profitable.

Lack of Revenues and Limited Operations

        The Company and its subsidiaries have earned no substantial revenues since their formation and have limited operating activity. In light of the substantial costs involved to develop the E-SAT System and market its data messaging services, the Company does not anticipate substantial revenues or to be profitable in the near future. No assurance can be given that the Company will ever achieve profitability. For the six months ended June 30, 1998, and the years ended December 31, 1997 and 1996, the Company has incurred net (losses) or income of $(1,317,597), $3,068,917, and $(3,752,583), respectively. During the year ended December 31, 1997, the Company had a net income due to sales of indirect interests in direct broadcast satellite licenses.

        The Company does not expect any revenues during 1998, and it expects to incur substantial and increasing operating losses and negative net cash flows until the E-SAT System is developed, constructed, and operated in a profitable manner.

Need for Future Capital

        The Company currently estimates that it will require approximately $115 million in capital expenditures and development and operating costs through the full deployment of the E-SAT System for the first five years. Given the risks in an undertaking of this nature, there can be no assurance that actual cash requirements will not exceed the Company's estimates. In particular, additional capital will be required in the event that (i) the Company incurs unexpected costs in completing the system design or encounters any unexpected technical or regulatory difficulties, (ii) the Company incurs delay and additional expense as the result of a launch or satellite failure, (iii) the Company is unable to enter into marketing agreements with third parties, or (iv) the Company incurs any significant unanticipated expenses. The Company has little control over any of these events, and the occurrence of any of the above listed delays or unanticipated costs could adversely affect the Company's ability to meet its business plan.

        There can be no assurance that capital will be available to the Company for its purposes on terms acceptable to the Company, if at all, or on a timely basis. A substantial shortfall in funding will delay or prevent the completion of the design, construction, deployment or commencement of commercial operations of the E-SAT System. If the Company is unable to obtain additional financing, the Company's current plans will be adversely affected and its operations will have to be curtailed, which will have a material adverse effect on the Company's future success.

Technological Risks and Risks of Technological Change

        The design and construction of the E-SAT System are exposed to risks associated with a space-based communications system. Although the Company believes that the E-SAT System is properly designed, its design contains certain technology that has not been applied in a commercial application. The Company intends to engage contractors who are experienced in the satellite and communications industry; however, the Company has no experience in developing, constructing, and operating a data communications system. The failure of the E-SAT System to function as designed, or the failure of system components to function with other components or to specification could result in delays, unanticipated costs, and loss of system performance, thereby rendering the E-SAT System unable to perform at the quality and capacity levels required for success.

        In addition, future advances in the telecommunications industry could lead to new technologies, products or services competitive with the products or services to be provided by the Company. Such technological advances could also lower the costs of other products or services that may compete with the Company's products or services, otherwise resulting in pricing pressures on the Company's products and services, and may adversely affect the Company's results of operations.

Unscheduled Delays

        Delays and associated increases in costs in the construction, launch and implementation of the E-SAT System could result from a variety of causes, including: (i) delays encountered in the construction, integration and testing of the E-SAT System; (ii) launch delays or failures; (iii) delays caused by design reviews in the event of a launch vehicle failure or a loss of satellites or other events beyond the control of E-SAT; (iv) further modification of the design of all or a portion of the E-SAT System in the event of, among other things, technical difficulties or changes in regulatory requirements; (v) the failure of E-SAT to enter into, at the times or on the terms expected by the Company, agreements with space craft manufacturers and other technology provides and with marketing providers; and (vi) the failure to develop or acquire effective applications for use with the E-SAT System. There can be no assurance that the E-SAT satellites or the E-SAT data messaging services will be available on a timely basis, or at all, or that implementation of the E-SAT System will occur. A significant delay in the completion of the E-SAT System could erode the competitive position of the Company and could have a material adverse effect on the Company's financial condition and results of operations.

Launch Risks

        Satellite launches are subject to considerable risks, including the possible failure of the launch vehicle, which may result in the loss or damage to the satellite or its deployment into an incorrect or unusable orbit. The failure of any launch vehicle selected by the Company could result in a delay in the planned launch schedule. There can be no assurance that any of the Company's satellite launches will be successful. The Company believes such risks are insurable.

        The demand for launch services for Little LEO satellites is expected to increase as recently licensed or proposed geostationary and non-geostationary satellite systems are built and deployed. While the Company believes there is an adequate supply of launch vehicles of the class required by proposed by Little LEOs, there can be no assurance that launch services will be available in the required quantities or on economic terms acceptable to the Company. Any additional expense associated with launch services or the inability to contract for services on a timely basis will adversely affect the Company's business operations. The Company has entered into a launch reservation agreement with Eurockot Launch Services GmbH ("Eurockot"), a joint venture between Daimler-Benz Aerospace AG and Khrunichev State Research and Production Space Service, whereby Eurockot has reserved a launch opportunity on the launch vehicle Rockot at the launch site Plesetzk, Russia during a specific period. It is anticipated that any launch must be approved by a governmental agency of the Russian Federation. No assurance can be given that the Company and Eurockot will enter into a Launch Services Agreement to provide for the for a launch vehicle for E-SAT's Little LEO satellites or that such launch will be approved by the Russian Federation.

Potential Satellite Malfunction

        A number of factors will affect the useful lives of the E-SAT's Little LEO satellites, including the quality of construction, the expected gradual environmental degradation of solar panels, the amount of fuel on board and the durability of component parts. Random failure of satellite components could result in damage to or loss of a satellite. In rare cases, satellites could also be damaged or destroyed by electrostatic storms, high levels of radiation or collisions with other objects in space. Any premature loss of satellite performance or capacity could have a material adverse effect on the efficiency of the overall system and the operations of the E-SAT System.

Limited Insurance

        The Company expects to obtain launch insurance for each of its satellite launches. This insurance would, in the event of a launch failure, provide funds for the construction of a replacement satellite and for replacement launch services. No assurance can be given that in the event of a launch failure, that any insurance proceeds will be sufficient to cover the costs of the launch and satellite. Further, the Company will attempt to negotiate with the rocket manufacturer to pay for another launch in the event that the first launch is a failure. Notwithstanding any insurance the Company may procure, in the event there is a covered loss, prior to the next event that would be subject to any such policy, the Company will need to satisfy the insurance underwriters that the technological or other problems associated with the covered loss have been addressed. In addition, the Company may obtain on-orbit insurance, which would provide for replacement of failed satellites after the placement of satellites into commercial service. The launch and on-orbit insurance marketplace is volatile and there can be no assurance that launch or on-orbit insurance, or both, will be available to the Company, or if available, will be available on terms acceptable to the Company. The Company will continue to evaluate the insurance marketplace to determine the level of risk the Company is willing and able to absorb internally versus the amount of risk to be transferred to third parties.

Regulatory Risks

United States License. As a U.S. licensee and a proposed provider of data messaging services in the U.S., the E-SAT System is and will continue to be subject to U.S. regulation. E-SAT's business may be significantly affected by regulatory changes in the U.S. resulting from judicial decisions and/or adoption of treaties, laws, regulations or policies, or by changes in the interpretation or application of existing treaties, laws, regulations or policies.

        In order to maintain the validity of its FCC license, E-SAT must comply at all times with the terms of such FCC license, unless specifically waived or modified by the FCC. These terms include, among other things, system construction milestones. In order to comply with the milestone requirements of the FCC license, the E-SAT must commence construction of the first two satellites by March 1999 and the remaining four satellites by March 2001. Although E-SAT has every expectation of meeting the milestone requirements, there can be no assurance that these or any other requirements and conditions of the FCC license can be met by E-SAT. The terms of the FCC license also require that construction, launch and operation of the E-SAT System be accomplished in accordance with the technical specifications set forth in E-SAT's FCC application, as amended, and consistent with the FCC's rules, unless specifically waived. During the process of constructing the E-SAT System, there may be certain modifications to the design set forth in E-SAT's FCC application that may necessitate regulatory approval. There can be no assurance that such modifications will be approved by the FCC.

        The FCC license will be effective for ten years from the date on which E-SAT certifies to the FCC that its initial satellite has been successfully placed into orbit and that the operations of that satellite conform to the terms and conditions of the FCC license. While the Company expects it will apply to renew the FCC License beyond the initial 10-year license term, and expects the FCC will grant such renewal, there can be no assurance that, if applied for, such a renewal of license would be granted.

        In addition, E-SAT's remote terminal units ("RTU") to be integrated with the fixed devices must be type accepted (Part 15) by the FCC. E-SAT intends to seek approval of the RTUs under a separate application with the FCC.

        Foreign Licenses. Pursuant to its license from the FCC, E-SAT is authorized to provide data messaging services in the U.S. In addition to the FCC license, E-SAT will be required to seek certain "landing rights" in each country in which its RTUs will be located. There can be no assurance that the required regulatory authorizations will be obtained in any country in which the Company proposes to offer its services, or that such authorizations will be obtained in a timely manner or in the form necessary to implement the Company's proposed operations. In the event the Company is not successful in obtaining a foreign license in a particular country, E-SAT will be unable to offer its services in such country. Depending on the number of proposed RTU's to be operating in such country, the unavailability to offer E-SAT's data messaging services to such country may materially adversely affect the Company's business plan

        International Telecommunications Union Coordination. All communications satellite systems must be technically coordinated with other satellite systems, and in some cases, with terrestrial communication systems. The purpose of this coordination is to ensure, to the maximum extent feasible, that communication systems will be able to operate without unacceptable radiofrequency interference from other communication systems. This process, called satellite coordination, takes place under the auspices of the International Telecommunication Union
(ITU) and is essentially a first come, first served process. That is, earlier filings generally establish some priority over later-filed systems although the ITU encourages administrations to cooperate to enable as many satellite systems as possible to be implemented. The process is initiated by the filing of technical information about each system by the government of the country in which the system is seeking a space segment license. For E-SAT, that country is the United States of America. Through the filing of this information, other counties have the opportunity to identify whether they seek to coordinate their systems with the newly filed system. During coordination, some systems may be required to revise their operating parameters or geographical coverage. In E-SAT's case, two filings cover its system. One filing was originally made at the request of another U.S. system which had certain transmission parameters similar to E-SAT's. The other filing included the specific characteristics of E-SAT, along with those of the other applicants in the FCC's second round Little LEO licensing proceeding. The first filing has progressed in the ITU process through successful coordination with a number of countries. When coordination is successfully completed with all countries that requested coordination, the system is "notified" to the ITU and is placed in the Master Register of satellite systems. The FCC has advised E-SAT that it may use the earlier filing, if it chooses, or may use the later filing. If E-SAT chooses to use the first filing, it must place into service at least one satellite by January 1, 2000. E-SAT is working with the FCC to complete the necessary coordination as well as to update both the older and the newer ITU filings that the filing of modified characteristics. While it is not anticipated that the filing of modified characteristics will result in additional technical coordination beyond those already completed or requested, there can be no assurance that the system will successfully complete the international coordination process. However, most countries seek to accommodate satellite systems of other countries and historically, virtually all coordination are ultimately successful. The United States permits its licensed systems to be implemented even when the coordination process has not been completed.

Utility Industry Acceptance

        The Company's success is largely dependent on whether utility companies will contract for E-SAT's data messaging services utilizing the E-SAT System. Although E-SAT has other proposed uses of its data messaging services, utility companies, such as gas, electrical, water and other utility companies, remain the current focus of the Company's marketing and development efforts. The Company has demonstrated the ability of Little LEO satellites to read data from meters in proof of concept trials with utility companies. However, no assurance can be given that unforeseen problems will not develop with respect to the Company's technology, or services, or that the Company will be successful in completing the development and commercial implementation of automatic meter reading by use of the E-SAT System.

The Company must complete a number of technical developments and continue to expand and upgrade its capabilities on a full commercial basis prior to implementing automatic meter reading services. Utility companies typically go through numerous steps before making final decisions. These steps, which can take up to several years to complete, may include the formation of committees to evaluate the Company's proposal, the review of various technical aspects, performance and cost evaluations, regulatory reviews and the request for quotes and proposals from other vendors.

        Further, the data messaging service such as automatic meter reading is a relatively new and constantly evolving business. It is difficult to predict the future growth of the market or the potential size of the market. Utility companies are testing products from a number of entities developing various communication technologies. The use of E-SAT satellites is but one possible solution for hard-to-access meter sites. No assurances can be given that the Company will be successful in achieving the adoption of the E-SAT System or to what extent utilities will employ it. In the event the utility companies do not adopt the Company's technology, or do so less rapidly than expected, the Company's future results, including its ability to achieve profitability, will be materially and adversely affected.

        The development of low-cost RTUs to collect and transmit data from fixed devices such as meters will be important in the development of a broad utility market for E-SAT's data messaging services. RTUs must be manufactured and be operated at a low cost in order to make E-SAT's data messaging services attractive to utility companies. It is expected that the cost of RTUs will decline as the volume of units produced increases. The Company believes that because RTUs will be transmitting data in short burst of information packets utilizing CDMA/DSSS technology, it can develop a low cost RTU which requires less power to operate and will be attractive to utility and other companies that may be interested in E-SAT's data messaging services. However, there can be no assurance that RTUs can be developed at a cost that will attract the utility company subscriber base necessary for the Company to achieve profitability.

Reliance on United States and International Distributors to Market Services

        The Company intends to rely on third parties with existing distribution channels targeted toward specific markets to sell E-SAT data messaging services to subscribers in the United States and throughout the world. Such relationships may take the form of a joint venture or by distribution license. The Company has contributed significant time and resources in developing these potential relationships and believes additional corporate opportunities may develop from such business alliances. The ability and willingness of third parties to market the Company's data messaging services will depend upon many factors, including the technical capabilities of the E-SAT System, the wholesale price of the service, the third party's ability to realize a margin on the service, the cost of the RTU, and the competitive environment. There can be no assurance that the Company will be successful in identifying value added resellers ("VARs") for all of its target markets, or that those VARs that are willing to resell the service will be successful in their sales efforts.

        The Company intends to enter into international distribution license agreements for countries other than the U.S. Each international distributor will be responsible for obtaining all regulatory approvals in the local country and marketing the services directly to subscribers or through sublicenses. There is no assurance the Company will be successful in identifying international distributors in each country in which the Company intends to operate, or that the international distributors will be successful in obtaining regulatory authorizations to offer E-SAT's data messaging services. Failure to do so may preclude the Company from operating in those markets.

Reliance on Vendors and Consultants

        The Company has relied on and will continue to rely on vendors and consultants that are not employees of the Company or its affiliates to complete the design, construct and implement the E-SAT System, to market its data messaging services and for representation on regulatory issues. The Company has no long-term contractual relationship with these vendors and consultants. While the Company believes that vendors and consultants will continue to provide the expertise necessary to complete the design and construction of the E-SAT System, there can be no assurance that such vendors and consultants will be available in the future, and if available, will be available on terms favorable to the Company.

        In addition, the Company relies and will continue to rely on outside parties to manufacture technological equipment for its E-SAT System such as meters, transmitters, antennas, and other Little LEO satellite based devices. No assurances can be given that these manufacturers will be able to meet the Company's needs in a satisfactory and timely manner or that the Company will be able to obtain additional manufacturers when and if necessary. A significant price increase, a quality control problem, an interruption in supply or other difficulties with third party manufacturers could have a material adverse effect on the Company's plan of business. Further, the failure of third parties to deliver the requisite products, components, necessary parts or equipment on schedule, or the failure of third parties to perform at expected levels, could delay the Company's deployment of the E-SAT System. Any such delay or increased costs could have a material adverse effect on the Company's business.

Development of Business and Management Growth; Key Personnel

        The Company is in its development state has not yet commenced commercial service. The Company expects to experience significant and rapid growth in the scope and complexity of its business as it proceeds with the development of its system. Currently, the Company does not have sufficient staff to manage operations, control the operations of its satellites, handle sales and marketing efforts or perform finance and accounting functions. See "Risk Factors - Reliance on Vendors and Consultants." The Company will be required to hire a broad range of additional personnel before it begins commercial operations. Growth, including the creation of management infrastructure and staffing, is likely to place a strain on the Company's management and operational resources. The failure to develop and implement effective systems or to hire and train sufficient personnel for the performance of all of the functions necessary to effectively service and manage its subscriber base and business, or the failure to manage growth effectively, would have a material adverse effect on the Company.

        The Company's performance is substantially dependent on the performance of its executive officers and key personnel. The Company is dependent on its ability to retain and motivate high-quality personnel. The loss of any of the Company's key personnel, particularly Fred W. Thompson, could have a material adverse effect on the Company's business, financial condition, and operating results. The Company has "key person" life insurance policies on Mr. Thompson in the amount of $2,000,000.

Competition

        The Company will encounter competition from other Little LEO satellite systems, as well as from an increasingly competitive terrestrial-based communications industry. The market for collection and transmission of data from fixed devices such as meters and the potential market for other applications of data messaging services have led to substantial and increasing competition. Many of the Company's present and potential future competitors using Little LEO satellites have begun to address collecting and transmitting data from the fixed devices such as the utility industry and vending machine industry and have substantially greater financial, marketing, technical and manufacturing resources and name recognition and experience than the Company. The Company's competitors may be able to respond more quickly to new or emerging advancements in the industry and to devote greater resources to the development, promotion and sale of their products and services. While the Company believes that its technology is competitive and that the E-SAT System has been designed to provide a data transmission service at a cost lower than its competitors, no assurances can be given that such competitors, in the future, will not succeed in developing better or more cost effective data transmission system.

        In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that could increase their ability to reach utility customers or subscribers of data messaging services. Further, if the Company achieves significant success it could increase the number of competitors in the market. Such existing and future competition could affect the Company's ability to form and maintain agreements with utilities and other customers. No assurances can be given that the Company will be able to compete successfully against current and future competitors, and any failure to do so would have a material adverse effect on the Company's business.

        Further, terrestrial-based wireless communication systems are providing data messaging services to the utility industry. Terrestrial systems can offer these services in urban and remote areas. However, due to the high cost of establishing the infrastructure to support a terrestrial-based system, the Company does not believe that a terrestrial-based system will be as cost effective as the Company in providing a two-way, low cost data messaging service in hard to access areas.

Penny Stock Regulations

        The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser's written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also affect the ability of purchasers to sell their shares in the secondary market.

Certain Anti-Takeover Provisions

        The Company's Certificate of Incorporation contains a fair price provision that requires a certain threshold approval by the Company's board of directors in the event of a merger, sale of assets or other type of business combination. In addition, the Company's board consists of staggered three year terms, and the board of directors is authorized to issue preferred stock the terms of which may be determined by the board of directors. These provisions may have the effect of deterring a change in control of the Company. See "Certificate of Incorporation."

No Dividends

        The Company has not declared or paid any dividends on its Common Stock since its inception, and does not anticipate paying any such dividends for the foreseeable future.

                                  THE OFFERING


        The Selling Stockholders are offering for resale up to 3,038,435 shares of Common Stock and up to 4,648,580 shares of Common Stock assuming the exercise of Warrants. Further, the Selling Warrantholders are offering for resale Warrants to purchase up to 1,250,000 shares of Common Stock.

        The shares of Common Stock and Warrants were issued in connection with a private placement of three million Units to accredited investors at $2.00 per Unit. Each Unit consists of one share of Common Stock and a Warrant to purchase one share of Common Stock at $3.00 per share. No assurance can be given that any of the Selling Warrantholders will exercise their Warrants.

        The shares of Common Stock offered for resale and the shares of Common Stock to be issued upon the exercise of the Warrants, and Warrants held by the Selling Warrantholders, may be sold in a secondary offering by the holders thereof pursuant to this Prospectus. The Company will not receive any proceeds from the resale of the Common Shares by the Selling Shareholders or the Warrants by the Selling Warrantholders.

        Pursuant to the terms of the private placement, the Company is contractually required to register the shares of Common Stock which are part of the Units and the shares of Common Stock to be issued upon the exercise of the Warrants. Further under the terms of a purchase agreement with Astoria Capital Partners, L.P. ("Astoria Capital") and Microcap Partners, L.P. ("Microcap"), the Company is required to register by December 4, 1998, shares of Common Stock and Warrants and the shares of Common Stock to be issued upon of the exercise of the Warrants together with any securities of the Company issued with respect to the Common Stock, Warrants or shares of Common Stock to be issued upon the exercise of the Warrants (collectively, "Registrable Securities"). In the event the registration statement registering the Registrable Securities is not declared effective by the Commission by December 4, 1998, the Company is required to refund to Astoria Capital and Microcap, in the aggregate, an amount equal to the product of $2.5 million and 3% for each 30 days (pro-rata as to a period of less than 30 days) the registration statement is not declared effective, subject to certain exceptions, or the effectiveness of such registration statement or related prospectus is suspended because such prospectus includes an untrue statement of material fact or omits to state a material fact required to be stated.


                                 USE OF PROCEEDS

        The Company will not receive any proceeds from the resale of the shares of Common Stock by the Selling Shareholders or Warrants by the Selling Warrantholders. The Company is registering the shares of Common Stock, Warrants, and shares of Common Stock upon the exercise of the Warrants for resale pursuant to contractual terms under a private placement.

                           PRICE RANGE OF COMMON STOCK

        The following table sets forth the high and low bids quoted for the Company's Common Stock during each quarter for the past two fiscal year ends and until the quarter ended June 30, 1998, as quoted on the OTC Bulletin Board. The Company's trading symbol is "DBSS." Subject to meeting The Nasdaq Stock Market, Inc. requirements, the Company intends to apply to list its Common Stock on The Nasdaq SmallCap Market.

                                                     Common Stock

Quarter Ended                                     High            Low

June 30, 1998                                     2.88           1.50
March 31, 1998                                    2.32            .50

December 31, 1997                                 1.38            .38
September 30, 1997                                1.00            .53
June 30, 1997                                     1.94            .75
March 31, 1997                                    1.94           1.50

December 31, 1996                                 3.25           1.50
September 30, 1996                                3.88           2.00
June 30, 1996                                     6.63           3.75
March 31, 1996                                    7.50           4.40


        These quotations reflect inter-dealer prices, without retail markup, mark-down or commission, and may not represent actual transactions. All per share prices have been adjusted to reflect the Company's 40-to-1 reverse stock split effected in February 1996.

        As of September 11, 1998, the Company had 8,762,841 shares of Common Stock outstanding and 478 stockholders of record. This number does not include stockholders who hold the Company's securities in street name.


                                 DIVIDEND POLICY

        The Company has not declared or paid any cash dividends since its inception. The Company currently intends to retain future earnings, if any, for use in the operation and expansion of the business. The Company does not intend to pay any cash dividends in the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


General

        The Company, through its 20% interest in E-SAT, proposes to construct, launch, and operate a two-way low-cost data messaging system (the "E-SAT System") utilizing six low-earth orbit ("Little LEO") satellites. E-SAT's Little LEO satellites will orbit the earth at altitudes of approximately 550 miles, and with the Company's technology, are capable of collecting and transmitting data at regular intervals from fixed devices such as meters in hard-to-access locations and at a cost substantially less than manually retrieving and transmitting the data. The Company intends to initially provide automated meter reading services collecting and providing data from energy-related meters such as electrical, natural gas, water or propane, but may provide other data collection services in the areas of vending machines and environmental meters.

Results of Operations

Three and Six Months Ended June 30, 1998 Compared to June 30, 1997

Revenues

        The Company remains in the development stage and did not generate any revenues or net interest income in either the three or six months ended June 30, 1998 or June 30, 1997.

Cost and Operating Expenses

        Cost and operating expenses for the three months ended June 30, 1998, were $626,247 as compared to $410,702 for the three months ended June 30, 1997. During the three months ended June 30, 1998, cost and operating expenses increased primarily in research and development because the Company has devoted substantial amounts of its financial and personnel resources on developing its automatic meter reading business. Cost and operating expenses for the six months ended June 30, 1998, were $993,793 as compared to $880,314 for the six months ended June 30, 1997. General and administrative expenses for the six months ended June 30, 1998, decreased from the same period during the prior year due to reduced legal fees. During the six months ended June 30, 1997, the Company was involved in litigation over an interest in a direct broadcast satellite license and incurred substantial legal fees. This ligation was settled during 1997. The decrease in general and administrative expenses for the six months ended June 30, 1998, was offset by an increase in research and development due to the development of its automatic meter reading service.

Other Income (Expense)

        Other expense for the three months ended June 30, 1998, was $280,943 as compared to $152,852 for the three months ended June 30, 1997. During the three months ended June 30, 1998, the Company earned interest income of $3,872 compared to interest expense of $136,735 for the three months ended June 30, 1997. During 1997, the Company had debentures outstanding upon which it paid interest. The debentures were paid off during the third quarter of 1997. This decrease in interest expense was offset by the loss of $228,943 incurred by the Company upon the sale of its interest in Seimac and loss of $56,492 attributed to its 20% interest in E-SAT. Other expense for the six months ended June 30, 1998, was $319,539 as compared to other income of $ 5,923,286 for the six months ended June 30, 1997. During the six months ended June 30, 1997, the Company incurred net interest expense of $264,750 due to debentures outstanding and recognized a gain of $6,221,270 on the sale of marketable securities. No similar net interest expense or gain occurred during the six months ended June 30, 1998.

Net Loss and Income

        The Company's net loss for the three month period ended June 30,1998, was $911,455 compared to $563,554 for the three month period ended June 30, 1997. Net loss for the six months ended June 30, 1998 was $1,317,597 compared to a net profit of $5,042,972 for the six month period ended June 30, 1997. During the six month period ended June 30, 1997, the Company's net income was due primarily to a one-time gain on marketable equity securities of approximately $6.2 million offset by operating and interest expenses.

Year Ended December 31, 1997 Compared to December 31, 1996

Revenues

        The Company remains in the development stage and did not generate any significant revenues or net interest income during 1997 compared to $11,420 in 1996. The $11,420 earned during 1996 was attributed to radio equipment sold by GEMS.

Cost and Operating Expenses

        Cost and operating expenses for 1997 were $1,682,277 as compared to $3,335,185 for 1996. During 1997, cost and operating expenses decreased primarily in research and development due to the Company's limited access to capital during 1997. Selling, general and administrative expenses for 1997 decreased to $1,472,162 from $2,245,588 during 1996. During 1996, the Company was involved in litigation over an equitable interest in a direct broadcast satellite license and incurred substantial legal fees. This litigation was settled in August 1997. Research and development expenses were $210,115 for 1997 as compared to $1,078,747 during 1996. Research and development expenses during 1996 were primarily related to GEMS conducting its satellite proof of concept trial to utility companies and developing hardware and software in preparation of E-SAT receiving its FCC license.

Other Income (Expense)

        Other income for the year ended December 31, 1997, was $4,831,994 as compared to other loss of $427,218 for the year ended December 31, 1996. During 1997, the Company had net interest expense of $308,094 compared to net interest expense of $395,298 for the year ended December 31, 1996. During 1997, the Company had debentures outstanding to EchoStar on which it accrued interest expense. The decrease in interest expense was offset by the net equity in loss in investees of $80,975. During 1997, the Company had a net gain on the sale of investments of $5,221,063. The majority of the gain was attributed to transactions involving EchoStar. In January 1997, the Company received shares of EchoStar Common Stock in exchange for the Company's interest in Direct Broadcasting Satellite Corporation recognizing a gain of approximately $6.2 million. This gain was offset by a loss of approximately $2.2 million in connection with the retirement of debentures due to EchoStar in exchange for EchoStar Common Stock that EchoStar held as collateral against the debentures. In addition, during 1997, the Company recognized a gain of approximately $1.2 million upon the settlement of its litigation with Loral Aerospace Holdings, Inc. ("Loral") regarding the Company's equitable interest in Continental Satellite Corporation. No similar gains occurred during 1996.

Net Loss and Income

        The Company's net income for the year ended December 31, 1997, was $3,068,917 compared to a net loss of $3,752,583 for year ended December 31, 1996. During the year ended December 31, 1997, the Company's net income was due primarily to gains on the sale of EchoStar Common Stock and from the settlement of litigation involving Company's equitable interest in Continental Satellite.

Liquidity and Capital Resources

        The Company has been in the development stage since its inception and has not recognized any significant revenues or capital resources. The Company anticipates monthly expenses to average approximately $170,000 to $200,000 per month for the remaining calendar year which includes $125,000 per month for operating, legal and consulting expenses, and $45,000 to $75,000 per month for GEMS & E-SAT research & development. However, expenses will continue to increase with the demands of developing the E-SAT license and business applications. Accordingly, cash resources presently available to the Company at June 30, 1998, are not sufficient to continue operations at their projected level, and additional capital will be necessary to expand operations or continue current operations. Traditionally, the Company has relied on equity and debt financings to finance its operations. This financing was supplemented from the sale of the Company's interest in entities that hold direct broadcast satellite licenses. The Company no longer has any interest in direct broadcast satellite licensees. Currently, the Company is offering to accredited investors in a private placement up to 3 million units for $6 million in the aggregate with each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at $3.00 per share. As of June 30, 1998, the Company had sold 102,000 units for gross proceeds of $204,000. As of September 11, 1998, the Company has received approximately an additional $5.5 million from the sale of units subsequent to June 30, 1998. The Company believes that it has sufficient working capital for the next twelve months.

        The Company had cash and cash equivalents of $24,568 and $383,054 as of June 30, 1998 and December 31, 1997, respectively. The Company had negative working capital of $1,087,439 as of June 30, 1998, as compared to negative working capital of $411,185 as of December 31, 1997. Until the Company is able to develop, construct and operate its E-SAT System and derive revenues therefrom, the Company will continue to use cash for its operations and development of the E-SAT System.

        Net cash used in operating activities was $377,507 for the six months ended June 30, 1998, as compared to $608,832 for the six months ended June 30, 1997. Net cash used in operating activities during the six months ended June 30, 1998, decreased from the same period during the prior year due to the decrease in accounts payable. Net cash used in operating activities was $2,972,153 for the year ended December 31, 1997, compared to $1,639,464 for the year ended December 31, 1996. Net cash used during the year 1997 increased due to the payment of accounts payable which accrued during 1996.

        Net cash used in investing activities for the six month period ended June 30, 1998, was $4,908. This net cash used represents the difference between the proceeds from the divestiture of Seimac of $199,940 less the Company's net investment in E-SAT of $204,848. Net cash provided by investing activities was $4,183,565 for the year 1997 compared to net cash used in investing activities of $2,596,694 during 1996. During 1997, the Company received proceeds of $3,573,677 in connection with a settlement of a lawsuit with Loral. Cash used during 1996 included the purchase of an equitable interest in Continental in the amount of $2,292,409 and advances to E-SAT in an amount of approximately $225,000.

        Net cash provided by financing activities for the six month period ended June 30, 1998, was $97,929 compared to $207,659 for the six months ended June 30, 1997. Net cash provided by financing activities during the six months ended June 30, 1998, consisted entirely of the issuance of Common Stock and net cash provided by financing activities during the six months ended June 30, 1997, consisted primarily of the issuance of Common Stock and debentures. Net cash used in financing activities was $1,230,994 during 1997 compared to net cash provided by financing activities of $4,635,002 during 1996. During 1997, the Company repaid debentures in the amount of $1,043,445 and stockholder's loans of $149,750. During 1996, the Company received $3,640,000 from the issuance of debentures and $1,000,002 from the issuance of Common Stock.

        In July 1996, the Company began to receive milestone payments under the terms of a $1.2 million purchase order for 10,000 satellite radio units. Under this agreement, the Company was eligible to receive up to $500,000 towards development costs upon meeting the milestone requirements of the contract. The Company met the first four milestones of the contract and has received $400,000 in cash. Currently, the Company and ABB Power T&D Company, Inc. ("ABB") have suspended their development under this agreement due to the expiration of the Company's agreement for the use of the Argos system on December 31 1997, and the proposed limit placed on future commercial use of the Argos system. Therefore, such milestone payments could be subject to refund, in whole or in part.

Impact of the Year 2000 Issue

        The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's, or its suppliers' and customers' computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. In the Company's assessment, because the Company and its subsidiaries information systems are primarily comprised of recently purchased personal computers and software, the Company does not believe that the Year 2000 Issue will materially affect its operations.

        In addition, in developing the E-SAT System, the Company will be relying on vendors to, among other things, manufacture the Little LEO satellites, launch the Little LEO satellites, manufacture the RTU and build the E-SAT infrastructure including the ground station. The Company has not yet entered into contracts with any vendors to develop the E-SAT System, and, therefore, no assessment has been made as to their Year 2000 compliance. As part of the contract negotiations, the Company will request and determine the vendor's Year 2000 readiness. In the event that it is determined that a key vendor will not be Year 2000 compliant, this may have an adverse effect on the Company's business plans.

                                    BUSINESS


The Company

        DBS Industries, Inc., through its 20% interest in E-SAT, proposes to construct, launch, and operate a two-way, low-cost data messaging system utilizing six Little LEO satellites. E-SAT intends to launch six Little LEO satellites to orbit the earth at altitudes of approximately 550 miles, and with the Company's technology, are capable of collecting and transmitting data at regular intervals from fixed devices such as meters in hard-to-access locations at a cost substantially less than manually retrieving the information. The Company intends to provide data messaging services initially for the energy industry including the gas and electrical utility and water industry, and other data messaging services for the vending machines and environmental monitoring industries, worldwide.

        The Company believes that its two-way, low cost data messaging services will reduce costs for customers by providing a more efficient procedure to collect and transmit data. The E-SAT System has been specifically designed to collect data from fixed devices and will provide a means of safely transmitting data which is superior to and less costly than methods currently available. Little LEO satellites are particularly suited for the collection and transmission of data from fixed devices such as meters, especially located in hard-to-access and rural areas. Many automatic meter reading applications require data transmission only at pre-scheduled intervals. This will allow Little LEO satellites to retrieve the data from RTUs, store such data, and forward the data at specified periods to the earth station to be processed, validated and delivered to the customer.

         Further, the capacity requirements for data collection and transmission from fixed devices are relatively small compared to the requirements for the transmission of voice or video. Little LEO satellites require less power to operate than the larger geostationary satellites, such as direct broadcast satellites, translating into lower capital costs and smaller radios that can be integrated in the actual meter. A Little LEO satellite system is also generally less expensive to place into service than a direct broadcast satellite system. In addition, by collecting and transmitting data using CDMA/DSSS technology, this will allow the Company's RTUs to transmit data and operate with relatively less power, thereby reducing the cost of RTU.

        The Company will initially focus its data collection and transmission services to electric and gas utilities in the U.S., targeting their high-cost-to-read metering segment. Since meter data has historically been retrieved by utility personnel, logistical issues such as (i) significant travel time to a meter site; (ii) rugged terrain; (iii) physical risk; (iv) restricted sites; (v) environmental issues; and (vi) mis-reads requiring additional site visits can contribute to higher costs for utilities. The Company's goal is to lead the low-cost, data messaging service market using Little LEO satellites to enable businesses to economically gather data from fixed devices located in remote and hard-to-access locations.

        Historically, the Company began by purchasing interests in direct broadcast satellite licensees. The Company had an interest in Direct Broadcast Satellite Corporation which was subsequently acquired by EchoStar. In addition, the Company had an equitable interest in Continental Satellite Corporation. During 1997, the Company sold its last indirect interest in direct broadcast satellites licensees and settled litigation involving its equitable interest in a direct broadcast satellite licensee. The proceeds from the sale of, and settlement of litigation involving, indirect interests in direct broadcast satellites licenses, in addition to debt and equity financing, have assisted the Company in financing its operations.

        In August 1998, the Company and Matra Marconi Space France s.a.("MMS") entered into a non-binding memorandum of understanding. Under the memorandum of understanding, the Company will engage and appoint MMS as prime contractor for the design, construction, delivery and launch support services of six Little LEO satellites. Further, the Company and MMS will consider entering into a manufacturing agreement to manufacture two million RTUs. The entering into various agreements with MMS will be subject to a number of conditions including satisfactory due diligence, approval of both the Company's and MMS's board of directors, compliance with all regulatory requirements and entering into a definitive agreement.

        In August 1998, the Company and SAIT Radio Holland SA ("SAIT") entered into a non-binding letter of intent to explore an arrangement dealing with E-SAT or Newstar Little LEO satellite system. Under the letter of intent, SAIT shall be engaged by the Company as the main contractor for the engineering, development and provision of hardware and software for E-SAT's earth station. Further, the Company and SAIT intend to enter into an agreement to market rights of E-SAT or Newstar and for SAIT to obtain an ownership interest in the Company. The entering into definitive agreements with SAIT is subject to a number of conditions including each party conducting due diligence and approval by the Company's and SAIT's board of directors.

Ownership in E-SAT and Little LEO Satellite Industry Background

        The technology of using Little LEO satellites to gather data has been in existence for over 40 years and has been used extensively in weather satellite applications worldwide. The commercial use of Little LEO satellites is in its development stage. Competition will be likely driven by the ability of each license holder to build and launch their Little LEO satellites and by the data services they propose to provide.

        E-SAT was incorporated in 1994 and is currently owned 20% by the Company and 80% by EchoStar. In November 1994, E-SAT filed an application with the FCC for a license to develop a commercial Little LEO satellite system for data collection and transmission. E-SAT was one of five applicants requesting approval for essentially the same frequency band but proposing a different use. The five applicants mutually agreed upon a spectrum sharing plan (the "Joint Proposal") which requires the applicants to share an uplink and downlink frequency band with other satellite systems. In October 1997, the FCC released a Report and Order which concluded that with use of appropriate transmission techniques, proper system coordination, the time-sharing of frequencies and the adoption of the Joint Proposal, there was sufficient spectrum to license all five applicants. Thereafter, E-SAT filed an amendment conforming its application to the rules and policies adopted by the FCC Report and Order which, ultimately, resulted in the FCC's approval of E-SAT's application. On March 31, 1998, the FCC approved E-SAT's application for a Little LEO satellite license.

        E-SAT is owned 20% by the Company and 80% by EchoStar. The Company has had conversations with EchoStar to restructure E-SAT in an attempt by the Company to acquire a majority interest in E-SAT. One structure under consideration is that the Company's wholly-owned subsidiary Newstar will purchase a portion or all of E-SAT's transmission capacity. Newstar would then resell the transmission capacity through joint ventures with other partners. In conjunction with the proposed structure, the Company would acquire a majority interest in E-SAT. No assurance can be given that the Company will be able to purchase a majority interest in E-SAT. Further, any proposed acquisition of a majority interest in E-SAT will be subject to FCC approval. In the event that the Company cannot acquire a majority interest in E-SAT, the Company will continue to have a minority interest in E-SAT. The Company's percentage of ownership in E-SAT may be subject to dilution if the Company cannot meet future funding requirements. No assurance can be given that the Company will have sufficient resources to meet the financial requirements of E-SAT to maintain its current equity interest in E-SAT.

        Further, in the event that the Company is unable to acquire a majority interest in E-SAT and E-SAT is not built or incurs substantial delays in its construction, this will have an adverse effect on the Company.

        The total capital requirements for E-SAT's proposed data transmission system, including the anticipated six satellites and other start up costs, are estimated to be approximately $115 million. For the six months ended June 30, 1998 and for the year ended December 31, 1997, the Company funded E-SAT expenses of $467,034 and $385,671, respectively, which represents greater than 20% of E-SAT's total expenses for the year and includes advances made on behalf of EchoStar.

        Prior to E-SAT receiving its license to develop, and construct and operate the E-SAT System, the Company was developing hardware and software for data collection and transmission, conducting proof-of-concept demonstrations with utility companies to determine the effectiveness and accuracy of Little LEO satellites to collect and transmit data from fixed devices, and evaluating rocket and satellite vendors in anticipation of the E-SAT license.

The E-SAT System

        The E-SAT System will consist of six Little LEO satellites, a telemetry, tracking and control center, which may either be dedicated or leased, a network control center ("earth station") and numerous RTUs. The E-SAT System has been designed to provide low cost messaging services worldwide. The E-SAT System has been designed to meet the projected data messaging requirements for industrial customers. The E-SAT System is optimized for the projected service markets and will enable the provision of low-cost and reliable service for those markets.

        The primary service of collection and transmission of data from fixed devices such as meters located in remote locations is accomplished by periodic readings of utility company meters over a wide geographical region by E-SAT's satellites. An RTU integrated with the utility meter electronically transmits the relevant data in digital form to E-SAT's satellite which stores the collected data to be forwarded to the earth station. A network control center provides overall operational control of the space segment, and is interfaced with the earth station for the satellites to facilitate, among other things, the use of the orbital data from network operations. Based on the current design, E-SAT estimates that its satellites will operate for a period of five years. Although metropolitan and urban or suburban areas can benefit from the E-SAT System, the E-SAT System will be especially advantageous in providing meter reading functions in remote, rural and low population density areas, eliminating the costly need of routine visits by utility personnel.

        It is anticipated that each meter will be integrated with a RTU. The RTU will then transmit certain information in a scheduled format sequence. Under E-SAT's store and forward mode, the uplink data from the RTU is stored in a memory device aboard the satellite for subsequent downlink transmission when the satellite passes over the earth station. The store and forward method is suitable when the earth station is located in high latitude which will minimize interference in the radio frequency environment. The E-SAT System has been designed for the collection and transmission of data from fixed devices, therefore the store and forward method of gathering and transmitting data is efficient and cost effective. Because the E-SAT will be transmitting non-voice data in short information packets and will not be transmitting data that requires real-time or near real-time communications, E-SAT's infrastructure is simpler and less costly than those Little LEO systems offering real-time data information services. The E-SAT System consists of up to six Little LEO satellites and one primary earth station to be built in Norway. The E-SAT System will validate, format, and deliver the data electronically to the customer.
The E-SAT System will also provide for emergency back up systems.

CDMA/DSSS Technology

        The E-SAT System will utilize CDMA/DSSS transmission techniques to enable the E-SAT System to make best use of the limited spectrum available as well as to achieve high functionality in the noisy environment created by the numerous radio systems in the frequency banks of operation. The growth of electrical and electronic equipment has induced an explosion of electromagnetic interference into the environment. In every industrial environment, the user requires a fast and safe transfer of data. This constraint is very hard to achieve with the usual radio solution because saturation of the available frequency bands. The Company believes that CDMA/DSSS transmission technology answers this constraint. While narrowband solutions opt for a single carrier frequency, CDMA/DSSS spread the data over a wide band in order to minimize the impact of noise and disturbance on the data to being transmitted. Further, under most conventional transmissions, energy concentration is maximized for a given message. As a result, greater power is required to complete transmission of data. Under the CDMA/DSSS transmission technique to be employed by the Company, the data signal is spread over the entire frequency band. This technique will minimize the impact of noise and disturbance on the data being transmitted. CDMA/DSSS converts data bits into a stream of code bits that look like noise. The receiver on the Little LEO satellite combines the incoming code stream with a replica of the RTU code and thus regenerates the original data stream. Background noise in the radio frequency environment is not recognized as data by the receiver, and is rejected.

        The entire population of the RTUs is assumed to be suitably divided in a number of groups, different groups accessing the satellite at a predetermined schedule, in the CDMA/DSSS mode for the duration allocated to the group. This schedule shall be controlled from the network's operation center so that each satellite can receive new instructions as it passes over the earth station.

        For the service downlink, the CDMA/DSSS signal is transmitted by the Little LEO satellite in a broadcast mode and is received by one or more of the RTUs. The service downlink CDMA/DSSS signal shall also update precise timing data to each RTU to allow each meter to properly perform functions.

        The total time of visibility of the satellite over the coverage region is appropriately divided among the various groups, and the number of the time slots allocated for each group is determined by the number of users in each group. The CDMA/DSSS parameters are designed to provide effective and accurate retrieval of the meter data reading even in the presence of potentially large interference due to external sources such as thermal noise, as well as interference presented by other users in the frequency bands. E-SAT is the only commercial Little LEO operator to implement CDMA/DSSS in its communications protocol.

        Remote Terminal Units (RTUs). The CDMA/DSSS pattern of reading and data retrieval is repeated periodically using the available passes of E-SAT's satellites. E-SAT's various group of RTUs are activated to transmit in their designated time slots during the visible periods of the passages of the satellites over the service coverage area. The activation of the uplink data transmission shall commence when the RTU integrated with the fixed device shall be prompted by the satellite and given a precise time in which it shall be required to transmit (uplink) the data to the satellite.

        The utility meter providing the data reading, integrated with RTU, is designed to generate the data in the prescribed electronic format. Through the VHF antenna and transmitter, the data is transmitted from the RTU to the satellite on a scheduled basis as called by the satellite as it passes overhead. The Company has had preliminary discussion with SAIT to manufacture the RTUs. However, no assurance can be given that the Company and SAIT will enter into an agreement to manufacture the RTUs. In addition, the RTUs must be manufactured at a price that is attractive to have utility companies purchase the Company's messaging services.

        Earth Station. The earth station shall perform both telemetry, tracking and control and feeder link functions. The data collected at the earth station can be distributed through many standard means including over microwave links, land lines, or the Internet to the data processing center. Because data will be stored on the satellite to be forwarded to the earth station when the Little LEO satellite passes over, E-SAT will require only one primary earth station with one emergency backup. Tentatively, it is anticipated that the earth station will be located in Norway since each E-SAT satellite will pass over that area fourteen times during a twenty-four hour period. Because E-SAT system can operate its system with one primary earth station, this will reduce the cost of its services. The Company, of course, will have contingency plans in the event of a shut down at the earth station.

Satellite Constellation

        The initial satellite system will consist of three satellites in circular, near polar single orbit at a 99 degree inclination angle. The three satellites will be launched on a single Eurockot launch vehicle. E-SAT has entered into a launch reservation agreement with Eurockot. Under the terms of the launch reservation agreement, Eurockot reserved for E-SAT a launch opportunity on a launch vehicle at the Plesetzk, Russia launch site for two dedicated, triple satellite launches. No assurance can be given that E-SAT shall enter into a launch service agreement with Eurockot, or if entered into, that it will be for the requested launch period.

        E-SAT satellite orbit altitude will be approximately 550 miles in a near polar orbit at a 99 degree inclination angle. At this altitude, there will be fourteen revolutions per day. After the initial three satellites are deployed and become operational, and the market is established, an additional three satellites will be deployed in a second near plane within FCC guidelines. The Little LEO satellites will be almost constantly illuminated, thereby significantly reducing the need for batteries. Batteries will be required only for power load leveling, occasional brief eclipse periods and contingencies.

        It is anticipated that the satellites will be designed by MMS. The Company and MMS have recently entered into a non-binding memorandum of understanding regarding the engagement of MMS as the prime contractor for the design, construction, delivery at launch site and launch support service of six Little LEO satellites. The proposed contract will also include earth station equipment and launch services via Eurokot for two launches with launch insurance, development of operation software and data processing for ground support. Further, the proposed contract calls for manufacturing contract for two million RTUs. In connection with entering into these agreements, MMS intends to make an investment in the Company. The entering into various contracts between the Company and MMS is subject to numerous conditions including, but not limited to, due diligence, board approval and entering into definitive agreements.

Potential Markets

        The Company goal is to provide low cost data messaging satellite services worldwide. The Company believes that its two-way, low cost data messaging services will reduce costs for customers by providing a more efficient retrieval of data because the E-SAT System (i) has a lower infrastructure cost and (ii) transmits data using CDMA/DSSS technology which provides greater capacity than channelized systems and allows transmissions within the background noise in the radio frequency environment. The Company should be able to offer its data messaging services at cost lower than manual retrieval systems or other Little LEO satellite operators who may have much greater capital cost structures.

        The Company's customer base will be comprised of investor owned utilities, rural electric membership co-operatives, municipalities and other publicly owned utilities, electric holding companies, meter data management agents, meter manufacturers, local public works agencies and others which have dispersed operations and may require aggregate billing services. It is the rural and hard-to-access meter segment that the Company will initially market its services. The Company will develop communication products to integrate into metering equipment and will provide an associated automatic reading data service to include remote data collection, validation, formatting and electronic delivery to the customer.

        Utility Meters. The utilities industry is faced with increasing competition, strict regulation of power generation facilities, and an increasing cost of operations. The Company believes that the E-SAT System will provide a cost effective two-way communication path to hard-to-access gas and electric meters. There are over 150 million electric meters in the U.S. and the 103rd edition of the Directory of Electric Power Producers lists 198 investor-owned electric utilities, 1,818 electric municipalities, 922 rural co-operatives and numerous holding, governmental and public works, agencies. Three principal objectives used by utilities when evaluating automatic meter reading services include proficiency to reduce meter reading expense, ability to address hard-to-read locations, and contribution to improving customer service. The Company believes that its data messaging services will address these needs.

        Natural Gas Wells. The natural gas industry is regulated by the United State Department of Transportation. Many utilities have had to divest its pipeline and wellhead assets. There are 111 investor owned natural gas companies operating throughout the U.S. Penwill Publications It is estimated that more than 285,000 well heads exit throughout the U.S. There is over 300,000 miles of interstate pipeline connected to a 1.2 million-mile natural gas gathering and distribution network serving over 160 million gas service meters throughout the United States. Collecting data from these fixed locations is another service E-SAT can provide.

        Environmental and Agriculture. Environmental monitoring is becoming increasingly important as foreign, U.S. federal, state, and local governments are closely monitoring air, water, and waste disposal sites. Industry, faced with an increased public awareness of pollution problems, must monitor the quality of its waste disposal efforts through readings of air quality and water quality, temperature, and flow from multiple points. In addition, the Company believes that existing irrigation systems for agricultural and land management applications will benefit significantly from E-SAT monitoring and remote control services.

        Vending  Machines.  The  E-SAT  System  is also  designed  to be able to provide remote communications to stand-alone equipment, such as vending machines. This remote communications capability is expected to increase the efficiency of the personnel servicing the sites, and has the potential to increase sales for those companies. As of 1995, in the U.S. there were approximately 3.4 million vending machines owned and operated by independent vending machine companies (Vending Time Census of Industry Issue 1995).

Competition

        Competition in the communications industry is characterized by rapid change with new technologies and entrants vying for a currently increasing customer base. Industry participants are forming alliances and integrating networks to provide a broad range of services to the marketplace. The communications capabilities provided by the Little LEO industry will create a low-cost source of global mobile data services. In addition to E-SAT, there are three other commercial Little LEO satellite operators (Orbcomm, LeoOne, and Final Analysis). A fourth Little LEO operator is Volunteers In Technical Assistance ("VITA"), a non-profit organization.

        The Company's competitors are all attempting to serve multiple markets such as cargo and vehicle mobile asset tracking, monitoring and remote control, emergency services and transaction processing. By choosing to address markets requiring near real time inter-connectivity, E-SAT's competitors (excluding

VITA, a non-profit organization) will launch a constellation of between 26 to 48 Little LEO satellites and will have many earth stations located throughout the U.S. and the world. These Little LEO systems are much more costly and complex as compared to the E-SAT System. The RTUs designed for other Little LEO operators are more expensive and require more power to operate than E-SAT's RTUs. The Company believes that a lower uplink power requirement for an E-SAT RTU will give E-SAT a cost competitive advantage when targeting fixed device applications.

        A number of competitors are currently developing proposals to implement automatic meter reading ("AMR") services at electric and natural gas utilities throughout the U.S. Other proposed AMR technology solutions include terrestrial wireless radio technologies such as Specialized Mobile Radio, Cellular and Multiple Address Service licenses, unlicenced radios operating under Part 15 of the FCC Regulations, and hard wired technologies such as telephone, fiber optics, cable and power line carriers. While terrestrial wireless technology may be cost effective in the densely populated urban areas, it may not be cost effective to automate rural and hard-to-access areas; and it is in these niche market locations that the Company intends to compete effectively by utilizing Little LEO satellite technology.

Global Energy Metering Services, Inc.

        GEMS was incorporated in December 1994 to provide the service applications of commercial Little LEO satellite technology developed through its predecessor company JPS Systems, Inc. ("JPS"). In 1995, JPS was formally consolidated with GEMS and dissolved as a corporate entity. During the two years prior to consolidation, JPS developed the basic technology of collecting and transmitting data remotely by Little LEO satellites and conducted a proof of concept trial for Pacific Gas & Electric Co. ("PG&E") in California. Data from several natural gas wellheads meters was collected and transmitted by Little LEO satellites. This trial was completed in April 1995 and led to the development of a plan for GEMS to provide automatic meter reading solutions for hard-to-access meters owned by public utilities as well as collection and transmission of data from other fixed devices. This plan is intended to provide suppliers and consumers of the utility and petroleum industries worldwide with remote data collection and transmission capabilities utilizing Little LEO satellite technology. Subsequently, a series of proof of concept demonstrations conducted in conjunction with ABB, in which prototype satellite radios (RTUs) and electric meters were installed at 34 electric utilities in the continental U.S. and two international utility companies in South America and Canada. Typical trial demonstrations lasted for a 30 day period, and the demonstrations were completed in late 1997.

        The Company also had an agreement with North American CLS, Inc. ("NACLS"), which provided a limited amount of Little LEO satellite capacity for trials of the Company's automatic meter reading applications with the Argos System, a satellite location and data collection system operated and controlled by the Centre National d'Etudes Spatiales (France) and the National Oceanic and Atmospheric Administration ("NOAA"). In 1996, GEMS received a purchase order for Little LEO transmitters that could be used on the Argos System as part of its overall development of a satellite transmitter integrated under the cover of an electronic utility meter from ABB. The Company's agreement for use of the Argos System expired on December 31, 1997, and NOAA has established new criteria which limits future commercial use of the Argos System which, effectively, prohibits the Company from using the Argos System. The expiration of the NACLS agreement and the proposed future limits have caused GEMS and ABB to suspend the purchase order. Although the Company and ABB intend to pursue the use of the Company's technology for use in ABB's meters, no assurances can be given that the purchase order will be reinstated or whether the terms of any future purchase order will be acceptable to the Company.

FCC Regulations

        All commercial non-voice, non-geostationary mobile-satellite service "NVNG-MSS" or "Little LEO" such as E-SAT's satellites in the U.S. are subject to the regulatory authority of the FCC. Little LEO operators must obtain authorization form the FCC to launch and operate their satellites and to provide permitted services in assigned spectrum segments.

        On March 31, 1998, the FCC approved E-SAT's application for a Little LEO satellite license. Under the license, E-SAT is authorized to launch and operate six Little LEO satellites to provide a two-way, low-cost messaging service in the U.S. in the 148-148.905 MHz for service and feeder uplinks, and the 137.0725-137.9725 MHz frequency band for service and feeder downlinks. For its uplink, E-SAT is licensed to utilize 500 kHz of contiguous spectrum in the 148-148.855 MHz band that is not shared with the other U.S. licensees, LEO One, Final Analysis and ORBCOMM. However, some of this spectrum may be required to be operated co-frequency with the French S-80 system, based on prior coordination between the U.S. and France. E-SAT is licensed to utilize 148-855-148.905 MHz for feeder uplinks. E-SAT will operate in the other 355 kHz of the 148-148.905 MHz band on a co-frequency basis with Leo One, Final Analysis and ORBCOMM. In the downlink direction, E-SAT will operate in the band 137.0725-137.9275 MHz co-frequency with NOAA satellites, ORBCOMM and Final Analysis. E-SAT is obligated to coordinate with the other U.S. Little LEO licensees and NOAA, coordinate internationally and engage in consultations as required by Article 14 of the INTELSAT Agreement and Article 8 of the Inmarsat Convention.

        Pursuant to E-SAT's license, unless extended by the FCC for good cause, E-SAT must commence construction of the first two satellites by March 1999, complete construction by March 2002 and launch by September 2002. The remaining four satellites must commence construction by March 2001, complete construction by March 2004 and launch by March 2004.

International Regulations

        The E-SAT System operates in frequencies that are allocated on an international basis under the authority of the ITU. The U.S., on behalf of various Little LEO service providers, pursued international allocations of additional frequencies for the use of Little LEOs. In addition to cooperation through the FCC, E-SAT will be required to engage in international coordination with respect to other satellite systems under the auspices of the ITU. Further, E-SAT must receive operational authority called "landing rights" from each of the foreign countries in which it proposes to provide services. It will be the responsibility of the international distributor or licensee of each country to obtain such authority. In the event E-SAT is unable to obtain authority to offer its service in a particular country or region, this may have a material adverse affect on the Company's business plans and operations.

Employees

        As of August 31, 1998, the Company has nine full-time employees. The Company considers its relationship with its employees to be good.

Property

        The Company and GEMS have leased 3,287 square feet at a monthly rate of $8,574, for their principal offices at 100 Shoreline Highway, Suite 190A, Mill Valley, California, on a three year lease which expires on March 1, 2000.

                                   MANAGEMENT


Directors, Executive Officers and Key Employees of the Company

        The present directors and executive officers of the Company, their ages, positions held in the Company, and duration as such, are as follows:

Name                     Position                              Age                Period


Fred W. Thompson         Chairman of the Board, President,     55         December 1992 - present
                         Chief Executive Officer, and
                         Chief Financial Officer                          November 1993 - present

Michael T. Schieber      Director                              58         December 1992 - present

E. A. James Peretti      Director, Chief Operating Officer     55         February 1996 - present

H. Tate Holt             Director                              46         February 1996 - present

Jerome W. Carlson        Director                              61         May 1997 - present

Gregory T. Leger         Executive Vice President              43         March 1998 - present
                         Engineering

Fred R. Skillman, Jr.    Vice President, Business              37         August 1995 - present
                         Development


        The Company adopted staggered terms for its Board of Directors at its 1996 Annual Stockholders Meeting. Messrs. Thompson and Peretti will serve until the 1999 annual meeting of stockholders or until their successors have been elected and Mr. Carlson will serve until the 2000 annual meeting of stockholders or until his successor has been elected, and Messrs. Schieber and Holt will serve until the 2001 annual meeting of stockholders or until their successors have been elected. The Board of Directors do not have a standard arrangement for compensation, but have previously, and will continue to receive, stock options as compensation.

        Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The articles of incorporation and the bylaws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Business Experience

        The following is a brief account of the education and business experience during at least the past five years of each director, executive officer, and key employee, indicating the principal occupation and employment during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

        Fred W. Thompson, serves as Chairman of the Board, President, and CEO of the Company. He has over thirty years experience in the telecommunications industry. From 1983 to 1986, Mr. Thompson managed Inter Exchange Consultants, Inc., a company he founded, providing management, design and engineering services for initial cellular telephone operations in New York City, San Francisco, Los Angeles and other major cities in the U.S. From 1986 to 1990, Mr. Thompson devoted his time to consulting on various telecommunication matters as an independent contractor. His career of over 20 years with AT&T included various management positions in the Long Lines Department, Western Electric Company, Bell Labs and with several operating telephone companies. Mr. Thompson received a BS degree in Electrical Engineering from California Polytechnic.

        Michael T. Schieber, Director, has served as a Director of the Company since December 1992. From 1987 to December 1992, Mr. Schieber was the Managing Partner of Amador Telecommunications and since 1990 has been a partner in Columbia Communications, both investors in nation-wide paging licenses. Mr. Schieber also holds minority interests in two Illinois cellular telephone licenses. He retired from the Department of Fisheries with the State of Washington in May 1993 where he had served as a civil engineer since 1984. He is also a retired Air Force Major and Command Pilot. Mr. Schieber received an MA degree in International Relations and Government from the University of Notre Dame, a BS in Engineering from the Air Force Academy, and a BA in Business from The Evergreen State College.

        E. A. James Peretti, Director, has served as Chief Operating Officer since August 1998, and was appointed in February 1996, as President and Chief Executive Officer of Global Energy Metering Service, Inc., a wholly-owned subsidiary of DBSI. Previously, Mr. Peretti served as President of Westinghouse Electric Supply Company (WESCO), a business unit of Westinghouse Electric Corp. He also served as a Vice President and officer of Westinghouse Electric Corp. During his 30 year tenure with WESCO, Mr. Peretti also held positions as Vice President and General Manager of its Pacific Division. Mr. Peretti holds a BS degree from Purdue University in Electrical Engineering and a MBA from the University of Hawaii.

        H. Tate Holt, Director, appointed in February 1996, is currently President of Holt & Associates, a growth management consulting firm, and has held that position since July 1990. Previously, from 1987 to 1990, Mr. Holt was a Senior Vice President at Automatic Data Processing, Inc. in Roseland, New Jersey and Santa Clara, California. Mr. Holt has over twenty years of experience in various senior sales, marketing and general management positions with IBM, Triad Systems, and ADP. He has participated in major restructuring and strategic planning in these and other companies. Since 1990, Holt & Associates has assisted its clients in developing and achieving aggressive growth targets, both domestically as well as internationally. Mr. Holt is also an active director of several private and publicly traded companies including Onsite Energy and has been nominated to serve on the Board of Directors of AremisSoft Corporation. Mr. Holt holds an AB from Indiana University.

        Jerome W. Carlson, Director, appointed in May 1997, is currently President of Raljer, Inc., management consulting firm, and has held that position since January 1995. Previously, from 1984 to

1995, Mr. Carlson was the Chief Financial Officer, Vice President of Finance and Corporate Secretary for Triad Systems Corporation in Livermore, California. Mr. Carlson has over twenty years experience in both finance and general management positions with Hewlett Packard. Since 1995 he has assisted a number of businesses in developing and achieving certain strategic and tactical goals in their industries. Mr. Carlson is also an active director and advisor in several private companies. He holds a B.S. degree from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business.

        Gregory T. Leger, Executive Vice President Engineering, joined the Company in March 1998. Mr. Leger is responsible for the design and construction of the E-SAT System. Mr. Leger has over nine years' experience in engineering systems, management, business planning, marketing and proposal preparation with strong analytical and negotiating skills. Most recently and for the past five years, Mr. Leger was employed by Seimac Limited, as its Product Development Manager, where he combined business development activities with technical and project leadership to provide customers with solutions encompassing electronics data telemetry, software and packaging. Mr. Leger received his BS degree in Physics at Dalhousie University, Canada, his MS degree in Oceanography at
Dalhousie University, and a degree in Master Space Systems Engineering at Technical University of Delft, Netherlands.

        Fred R. Skillman, Jr., Vice President Business Operations, joined the Company in August 1995. Mr. Skillman also manages the marketing and the sales activities for the Company. Mr. Skillman has been working in the utility industry for 13 years, with extensive utility operating experience, contract administration, product development, project management and direct line supervision. Prior to joining the Company, Mr. Skillman worked for Pacific Gas & Electric ("PG&E") for eleven years. During his tenure at PG&E, Mr. Skillman was an electrical engineer for the initial AMR system installed for PG&E in Marin County, California. Mr. Skillman holds a BS degree in Electrical Engineering from California Polytechnical State University, and an MBA degree from the University of San Francisco.

Committees of the Board

     The Board has an audit committee consisting of Messrs. Schieber and Peretti, a nominating committee consisting of Messrs. Holt, Carlson and Thompson, and a compensation committee consisting of Messrs. Holt, Schieber and Carlson.

        The primary functions of the audit committee is to review the scope and results of audits by the Company's independent auditors, the Company's internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services.

        The nominating committee assists in the process of officer and director nominations.

        The compensation committee administers the Company's various stock option plans and approves compensation, remuneration and incentive arrangements for officers of the Company.

Executive Compensation

        The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each employee of the Company or its subsidiaries who earns in excess of $100,000 for the year ended December 31, 1997.



                           SUMMARY COMPENSATION TABLE


                                                   Annual Compensation                         Long-Term
                                                                                             Compensation
                                  ----------------------------------------------------  ----------------------

                                                                                              Securities
Name and                                                              Other Annual            Underlying
Principal Position         Year          Salary          Bonus       Compensation(1)            Options
--------------------------------------------------------------------------------------  ----------------------
Fred W. Thompson         1997             $ 180,000(2)                   $ 6,705                185,000
Chief Executive Officer  1996             $ 180,000(3)                   $ 4,245                319,375
                         1995(4)          $  30,000                      $ 2,577                  4,500

E.A. James Peretti       1997             $ 155,000                      $ 3,732                150,000
Chief Operating Officer  1996             $ 155,000                      $   971                375,000

Randall Smith            1997             $ 125,000                      $ 2,385                 75,000
Former Executive VP      1996             $ 125,000                      $ 2,216              131,875(4)
GEMS
--------------------------------------------------------------------------------------------------------------

(1)     Consists entirely of payment of insurance premiums.
(2) $80,000 paid in cash, $100,000 deferred pursuant to his employment agreement. (3) $72,000 paid in cash, $108,000 deferred pursuant to his employment agreement. (4) For the transition period from August 1, 1995 to December 31, 1995.

        Mr. Thompson entered into an employment agreement with the Company on April 18, 1996, effective January 1, 1996. His annual salary under the agreement is $180,000, and includes non-qualified stock options to purchase 312,500 shares of the Company's Common Stock. Pursuant to the agreement, the Company paid $80,000 of Mr. Thompson's salary and the remaining portion has been deferred until certain financing requirements of the Company have been achieved. The Company has maintained a key person insurance policy on Mr. Thompson's life in the face amount of $2,000,000, and is the sole beneficiary of such policy. The Company also entered into employment contracts with E.A. James Peretti, CEO of GEMS. Mr. Peretti's agreement includes an annual salary of $155,000 and non-qualified stock options to purchase 375,000 shares of Common Stock.

Stock Option Plans

        The Company has established the 1998 Stock Option Plan (the "1998 Plan") which was approved by the shareholders in May 1998 to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The 1998 Plan provides for the grant of up to 500,000 non-statutory and incentive stock options. Under the 1998 Plan, officers, directors, consultants and employees of the Company will be eligible for participation. The exercise price of any incentive stock option granted under the 1998 Plan may not be less than 100% of the fair market value of the Common Stock of the Company on the date of grant. The fair market value for which an optionee may be granted incentive stock options in any calendar year may not exceed $100,000. Shares subject to options under the 1998 Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The 1998 Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 1998 Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. Each option is exercisable only so long as the optionee remains employed by the Company. No option is transferable by the optionee other than by will or the laws of descent and distribution.

        The Company has established a 1996 Stock Option Plan (the "1996 Plan") to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The 1996 Plan provides for the grant of up to 1,650,000 non-statutory and incentive stock options of which 1,620,528 are outstanding as of August 31, 1998. Under the 1996 Plan, officers, directors, consultants and employees of the Company are eligible for participation. The exercise price of any incentive stock option granted under the 1996 Plan may not be less than 100% of the fair market value of the Common Stock of the Company on the date of grant. The fair market value for which an optionee may be granted incentive stock options in any calendar year may not exceed $100,000. Shares subject to options under the 1996 Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the 1996 Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The 1996 Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 1996 Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. Each option is exercisable only so long as the optionee remains employed by the Company. No option is transferable by the optionee other than by will or the laws of descent and distribution.

        The Company also has developed three stock option plans to award certain employees, directors, and consultants with the opportunity to purchase the Company's Common Stock. Under the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan") up to 262,500 (shares of Common Stock may be purchased pursuant options by eligible employees). Under the Non-Qualified Stock Option Plan for Non-Employee Directors ("Director's Plan") option to purchase up to 75,000 shares of Common Stock were granted to non-employee directors. Under the Non-Qualified Stock Option Plan for Consultants ("Consultant's Plan") options to purchase up to 112,500 shares of Common Stock were granted to certain consultants. As of August 31, 1998, options to acquire 69,644, 42,500, and 14,625 shares of Common Stock were outstanding under the 1993 ISO Plan, Director's Plan and Consultant's Plan, respectively.


                OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 1997

                                INDIVIDUAL GRANTS



                            Number of         % of Total Options
                            Securities            Granted to
                        Underlying Options    Employees in Fiscal   Exercise or Base
Name                       Granted 1997              Year             Price ($/SH)      Expiration Date
----------------------------------------------------------------------------------------------------------

Fred W. Thompson,             185,000                 25%                $0.584            12/31/02
President, CEO

E.A. James Peretti,           150,000                 20%                $0.531            12/31/07
CEO GEMS

Randall Smith,                75,000                  10%                $0.531            12/31/07
Former Exec. VP
GEMS
----------------------------------------------------------------------------------------------------------


                          FISCAL YEAR-END OPTION VALUE


                                  Number of Securities Underlying   Value(1) of Unexercised In-the-
                                  Unexercised Options/SARs at FY     Money Options/SARs at FY End
                                              End (#)                             ($)

                                     Exercisable/Unexercisable         Exercisable/Unexercisable
Name                               Options at December 31, 1997      Options at December 31, 1997
-----------------------------------------------------------------------------------------------------

Fred W. Thompson,                        169,971 / 347,029                 $82,969 / $82,969
President, CEO

E. A. James Peretti,                     225,000 / 300,000                $119,475 / $159,300
CEO GEMS
-----------------------------------------------------------------------------------------------------

(1) The value of unexercised in-the-money stock options is based on a per share price of $.531 as quoted on the OTC Bulletin Board on December 31, 1997.

        The following table sets forth the repricing of options held by current directors and executive officers of the Company during the last ten complete fiscal years.

                           TEN YEAR OPTION REPRICINGS


                                                                                                              Length of
                                                Number of                       Exercise                       Original
                                               Securities     Market Price      Price at                    Optional Term
                                               Underlying      of Stock at      Time of          New         Remaining at
                          Effective Date         Options         Time of       Repricing      Exercise         Date of
Name                        of Reprice        Repriced (#)    Repricing ($)       ($)         Price ($)       Repricing
-----------------------------------------------------------------------------------------------------------------------------

Fred Thompson           December 31, 1997             4,375         $  .53          $1.58        $  .58            1 year
President               December 31, 1997             3,750            .53           1.58           .58            1 year
                        December 31, 1997             4,500            .53           1.58           .58           2 years
                        December 31, 1997             6,875            .53           1.58           .58           3 years
                        December 31, 1997           312,500            .53           1.44           .53           8 years
                        February 13, 1997             4,375           1.44           3.20          1.58           2 years
                        February 13, 1997             3,750           1.44           3.20          1.58           2 years
                        February 13, 1997             4,500           1.44           2.40          1.58           3 years
                        February 13, 1997             6,875           1.44           6.00          1.58           4 years
                        February 13, 1997           312,500           1.44           5.20          1.44           9 years

-----------------------------------------------------------------------------------------------------------------------------

Michael Schieber        February 23, 1998            37,500            .60           1.00           .60           9 years
Director                February 13, 1997             6,250           1.44           2.80          1.44           7 years
                        February 13, 1997            13,750           1.44           2.00          1.44           8 years
                        February 13, 1997             6,250           1.44           5.60          1.44           8 years
                        February 13, 1997            37,500           1.44           4.75          1.44           9 years
                        February 13, 1997            12,534           1.44           5.50          1.44           9 years
-----------------------------------------------------------------------------------------------------------------------------

James Peretti           December 31, 1997           375,000            .53           1.44           .53           8 years
Chief Operating         February 13, 1997           375,000           1.44           5.20          1.44           9 years
Officer
-----------------------------------------------------------------------------------------------------------------------------









-----------------------------------------------------------------------------------------------------------------------------

Tate Holt               February 23, 1998            37,500            .60           1.00           .60           9 years
Director                February 13, 1997             7,808           1.44           5.50          1.44           9 years
                        February 13, 1997            75,000           1.44           4.75          1.44           9 years
-----------------------------------------------------------------------------------------------------------------------------

Jerome Carlson          February 23, 1998            75,000            .60           1.00           .60           9 years
Director
-----------------------------------------------------------------------------------------------------------------------------


Report on Repricing of Stock Options

        During calendar 1997 there was a substantial decrease in the market price of the Company's Common Stock due, in part, to regulatory delays in the approval of E-SAT's Little LEO satellite license application. As a result, the Compensation Committee repriced stock options in February and December of 1997. The repricing was done in an effort to retain the Company's quality employees and directors who had lost a significant portion of their financial interest in the Company because their options were "out of the money." In February 1997, the Company completed the first stock option repricing program for the Company's directors and employees in which stock options for 1,119,646 shares of Common Stock, originally issued with exercise prices ranging from $1.60 to $6.00 per share, were reissued with exercise prices ranging from $1.44 to $1.58 per share, which approximated the fair market value on the date of repricing. In December 1997, the Company completed a second stock option repricing program for the Company's employees (including employee directors) in which stock options for approximately 1,135,726 shares of Common Stock, with exercise prices ranging from $1.44 to $1.58, were reissued with exercise prices ranging from $0.53 to $0.58 per share, which approximated the fair market value on the date of repricing. In February 1998, options to acquire 150,000 shares of Common Stock to non-employee directors were repriced from their original exercise price of $1.00 per share to $.60 per share which approximated the fair market value on the date of repricing.

        Stock options are intended to provide incentives to the Company's directors, officers and employees. The Board of Directors believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate directors, officers and employees who are critical to the Company's long-term success. In repricing the stock options, the Board of Directors considered the fact that directors are not compensated for their services other than through stock options. Further, many of the Company's officers and employees are not being compensated in accordance with industry standards, and have had to either defer their salary or were delayed in receiving their salary at times during the current and prior calendar year due to the poor financial condition of the Company. The Board of Directors believes that the repricing of the options is a form of incentive to the directors, officers, and employees of the Company and believes that it is in the best interests of the Company and its shareholders.

        Board of Directors

        Fred W. Thompson  H. Tate Holt
        Michael T. Schieber  Jerome W. Carlson
        E. A. James Peretti

Limitation of Liability and Indemnification Matters

        The General Corporation Law of the State of Delaware permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. Article XII of the Company's certificate of incorporation states that the Company may provide indemnification of its directors, officers, employees and agents to the maximum extent permitted by the General Corporation Law. Article VI of the Bylaws provide that the Company shall, to the maximum extent and in the manner permitted in the Corporations Laws, indemnify each of its directors, officers, employees and agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Company.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information as of September 11, 1998, with respect to the beneficial ownership of the Company's Common Stock for
(i) each director, (ii) all directors and officers of the Company as a group, and (iii) each person known to the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock.

Name and Address of                                   Beneficially and
Beneficial Owner                                       Record Owned(1)      Percent of Class

Fred W. Thompson                                         848,753(2)                  9.9%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

Michael T. Schieber                                      328,989(3)                  3.8%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

E.A. James Peretti                                       300,000(4)                  3.5%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

H. Tate Holt                                             137,629(5)                  1.6%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

Jerome W. Carlson                                        87,500(6)                   1.0%
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

Officers and Directors as a Group (5 persons)            1,702,871                   19.6%

MJH Partners, L.P.                                       800,000(7)                  8.7%
21 Tamal Vista Blvd., #204
Corte Madera, CA 94925

Friedman Family Partnership                              500,000(7)                  5.5%
21 Tamal Vista Blvd., #204
Corte Madera, CA 94925

Eddie Barretto                                           500,000(7)                  5.5%
21 Tamal Vista Blvd., #204
Corte Madera, CA 94925

Astoria Capital Partners, L.P.                          2,000,000(7)                 20.4%
6600 Southwest 92nd Street, Suite 370
Portland, OR 97223

Microcap Partners, L.P.                                  500,000(7)                  5.5%
6600 Southwest 92nd Street, Suite 370
Portland, OR 97223


(1) The persons named in the table have sole voting and investment power with respect to all of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to the table.

(2)     Includes (i) 599,558  shares held in Thompson 1996  Revocable  Trust and
        (ii) options to purchase 234,375 shares at $0.531 per share expiring January 1, 2006, and 4,375, 3,750, 3,750, 3,945 and 2,750 shares of
        Common Stock exercisable at $0.584 per share and expiring February 8, 1999, February 8, 1999, February 15, 2000, and December 31, 2000,
        respectively.

(3)     Includes (i) 205,625 shares held jointly with spouse,  Arlene  Schieber,
        (ii) 6,505 held solely by Mr. Schieber, (iii) 3,075 held solely by Ms. Schieber, of which shares Mr. Schieber disclaims beneficial ownership, and (iv) options to purchase 13,750, 12,534 and 37,500 shares of Common Stock all exercisable at $1.4375 per share which expire on February 15, 2005, February 15, 2006 and April 30, 2006, respectively, and options to purchase 37,500 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 12,500 shares of Common Stock at $2.1875 which expire on May 12, 2008.

(4) Options to purchase 300,000 shares of Common Stock exercisable at $0.531 per share, which expire January 1, 2006.

(5) Includes (i) 4,821 shares held solely by Mr. Holt, and (ii) options to purchase 7,808 and 75,000 shares of Common Stock all exercisable at $1.4375 per share which expire December 31, 2006 and April 30, 2006, respectively, and options to purchase 37,500 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 12,500 shares of Common Stock at $2.1875 per share which expire May 12, 2008.

(6) Includes options to purchase 75,000 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 12,500 shares of Common Stock at $2.1875 per share which expire May 12, 2008.

(7) Of the shares of Common Stock beneficially owned, one-half represent shares of Common Stock and the remaining one-half represent shares of Common Stock that may be immediately acquired pursuant to Warrants.


                              PLAN OF DISTRIBUTION

        The Selling Stockholders may, from time to time, sell all or a portion of the shares of Common Stock on any market upon which the Common Stock may be quoted, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The shares of Common Stock may be sold by the Selling Stockholders by one or more of the following methods, without limitation, (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, (c) an exchange distribution in accordance with the rules of such exchange, (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers,
(e) privately negotiate transactions, (f) market sales (both long and short to the extent permitted under the federal securities laws), and (g) a combination of any such methods of sale. In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares of Common Stock at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares of Common Stock as principal may thereafter resell such shares of Common Stock from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares of Common Stock commissions as described above. The Selling Stockholders may also sell the shares of Common Stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this Prospectus.

        The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in sales of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        From time to time, the Selling Stockholders may pledge their shares of Common Stock pursuant to the margin provisions of its customer agreements with its brokers. Upon default by the Selling Stockholders, the broker may offer and sell the pledged shares of Common Stock from time to time. Upon sales of the shares of Common Stock, the Selling Stockholders intend to comply with the Prospectus delivery requirements, under the Securities Act, by delivering a Prospectus to each purchaser in the transaction. The Company intends to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event a Selling Stockholder defaults under any customer agreement with brokers.

        In addition, the Company is registering Warrants to purchase up to 1,250,000 shares of Common Stock for resale by the Selling Warrantholders. The Selling Warrantholders may sell all, some or none of its Warrants under the same manner and methods as the Common Stock by the Selling Stockholders as discussed above.

        The Company is required to pay all fees and expenses incident to the registration of the shares of Common Stock and Warrants, including fees and disbursements of counsel to the Selling Stockholders and the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders and the Selling Warrantholders, against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                     SELLING STOCKHOLDERS AND WARRANTHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the Selling Stockholders as of September 11, 1998, and the number of shares of Common Stock covered by this Prospectus.


                                       Number of Shares of                               Number of Common
                                          Common Shares             Number of           Shares Beneficially
                                          Beneficially            Common Shares           Owned Following
Name of Shareholder                Owned Prior to the Offering    Offered Hereby           the Offering
-------------------                ---------------------------    --------------           ------------

                                   # of Shares     % of Class      # of Shares      # of Shares    % of Class

Paul Bakker                          200,000(1)          1.1            200,000         -0-            -0-

William R. Geery                      80,000(1)          *               80,000         -0-            -0-

Ted Landkammer                        12,000(1)          *               12,000         -0-            -0-

Lloyd & Dee Chelli                    12,000(1)          *               12,000         -0-            -0-

David Sutherland                     110,000(1)          1.2            110,000         -0-            -0-









MJH Partners                         800,000(1)          8.7            800,000         -0-            -0-

Eddie Barretto                       500,000(1)          5.5            500,000         -0-            -0-

Friedman Family Partnership          500,000(1)          5.5            500,000         -0-            -0-

Blaine Miller                         20,000(1)          *               20,000         -0-            -0-

Viviana Partners L.P.                400,000(1)          4.4            400,000         -0-            -0-

Mallory Hill                         140,000(1)          1.6            140,000         -0-            -0-

H & N Partners                       400,000(2)          4.3            400,000         -0-            -0-

Coach House Group                    100,000(2)          1.1            100,000         -0-            -0-

Securities Trading Services, Inc.    400,000(2)          4.3            400,000         -0-            -0-

Bartel Eng Linn & Schroder           300,000(2)          3.3            300,000         -0-            -0-

The Genesis Group                     43,000(3)          *               43,000         -0-            -0-

William Arthur & Joyce Appling        20,000(1)          *               20,000         -0-            -0-

Vivian L. Schneider                   25,000(1)          *               25,000         -0-            -0-

Caryl Hogan                           10,000(1)          *               10,000         -0-            -0-

Paul Schoos                           50,000(1)          *               50,000         -0-            -0-

Jerome Rossel                         20,000(1)          *               20,000         -0-            -0-

Michael J. & Barbara Stoiber          55,000(1)          *               55,000         -0-            -0-

Astoria Capital Partners L.P.      2,000,000(1)         11.3          2,000,000         -0-            -0-

Microcap Partners L.P.               500,000(1)          5.5            500,000         -0-            -0-

Performance Programming              200,000(1)          2.2            200,000         -0-            -0-

Cardinal Capital L.P.                250,000(4)          2.7            250,000         -0-            -0-

Zimmerman Revocable Trust             50,000(1)          *               50,000         -0-            -0-

Yelina Investments                   150,000(2)          1.7            150,000         -0-            -0-

Barbara Drew                         215,000(5)          2.2            215,000         -0-            -0-

Paul Dix                              11,080(2)          *               11,080         -0-            -0-

Leslie Taylor Associates                 74,971          *               58,392        16,579           *









Randall Smith
Former Executive Vice President          10,321          *               10,321         -0-            -0-

Karen Haddad                              6,881          *                6,881         -0-            -0-

Serria Delta Corp.                       13,640          *               13,640         -0-            -0-

George DiCostanzo                         4,701          *                4,701         -0-            -0-

W. L. Pritchard                           7,500          *                7,500         -0-            -0-

Michael Schieber
Director                                328,989          3.8             12,500       316,489          3.8


*   Less than 1% of the outstanding Common Stock.

(1) Of the shares of Common Stock beneficially owned, one-half represent shares of Common Stock owned and one-half represent shares of Common Stock that may be immediately acquired pursuant to Warrants.

(2) Represents shares of Common Stock that may be immediately acquired pursuant to Warrants.

(3) Includes 35,000 shares of Common Stock that may be acquired pursuant to Warrants.

(4) Includes 200,000 shares of Common Stock that may be acquired pursuant to Warrants.

(5) Includes 200,000 shares of Common Stock that may be acquired pursuant to a Warrant.

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Warrants held by the Selling Warrantholders as of September 11, 1998. The Warrants were sold pursuant to a purchase agreement dated August 27, 1998, which was part of a private placement of three million Units with each Unit consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock at $3.00 per share. Pursuant to a contractual agreement, the Selling Warrantholders are registering Warrants to purchase up to 1,250,000 shares of Common Stock. The Company is also registering the 1,250,000 shares of Common Stock underlying the Warrants owned by the Selling Warrantholders disclosed in the table above. The Selling Warrantholders may sell some, all or none of their Warrants.


                                                                                           Warrants
                                     Warrants Beneficially Owned     Warrants to      Beneficially Owned
Name of Warrantholder                     Prior to Offering           be Offered        After Offering

                                        Number        Percent(1)                      Number      Percent

Astoria Capital Partners, L.P.           1,000,000      33.3%           1,000,000        0           0
6600 Southwest 92nd Street, Suite 370
Portland, OR 97223

Microcap Partners, L.P.                    250,000       8.3%             250,000        0           0
6600 Southwest 92nd Street, Suite 370
Portland, OR 97223

(1) Based upon three million Warrants outstanding that were sold pursuant to a private placement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


        During past fiscal years 1997 and 1996, the Company has not been a party to any transaction or proposed transaction involving of the Company any director or executive officer, five percent beneficial shareholder, or any member of the immediate family of the foregoing persons, and in which the amount involved exceeds $60,000, except as follows.

        Pursuant to a purchase agreement among the Company, Astoria Capital and Microcap, the Company is obligated to register with the Commission the Registrable Securities acquired by Astoria Capital and Microcap in a private placement. The registration statement must be declared effective by the Commission by December 4, 1998. In the event the registration statement is not declared effective by the Commission by December 4, 1998, the Company will be obligated to refund to Astoria Capital and Microcap, in the aggregate, an amount equal to $2.5 million times 3% for each 30 days (pro-rata as to a period of less than 30 days) the registration statement is not declared effective, subject to certain exceptions, or the effectiveness of such registration statement or related prospectus is suspended because such prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated.

        In addition, upon request by the holders owning a majority of the Registrable Securities, the Company will file, not more than once, a registration statement under the Securities Act, registering the Registrable Securities. Further, if the Company files a registration statement registering securities other than the Registrable Securities, the holders of the Registrable Securities will have the right to include their Registrable Securities in such registration statement.

        All expenses of the registration statements including, but not limited to, legal, accounting, printing and mailing fees will be borne by the Company. The Company has agreed to indemnify Astoria Capital and Microcap against certain liabilities under the Securities Act. The Company's registration obligations to Astoria Capital and Microcap will cease upon disposable of the Registrable Securities by such holders.


                          DESCRIPTION OF CAPITAL STOCK

        The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, $.0004 par value, and 5,000,000 shares of Preferred Stock, $.0004 par value. As of September 11, 1998, there were outstanding 8,762,841 shares of Common Stock held of record by stockholders and no shares of Preferred Stock outstanding.

Common Stock

        Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Company's certificate of incorporation, which means that the holders of a majority of the shares of Common Stock voted can elect all of the directors then standing for election. Subject to such preferences as may apply to any Preferred Stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the liquidation, dissolution, or winding up of the Company, the holders of Common Stock and any participating Preferred Stock outstanding at that time would be entitled to share ratably in all assets remaining after the payment of liabilities and the payment of any liquidation preferences with respect to any outstanding Preferred Stock.

Preferred Stock

        The Board of Directors is authorized, subject to any limitations prescribed by the General Corporation Law of the State of Delaware, to provide for the issuance of additional shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and rights of the shares of each wholly-unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. Therefore, the issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company.

Warrants

        In connection with its private placement of Units, the Company, pursuant to a purchase agreement among the Company and Astoria Capital and Microcap, has issued Warrants to purchase 1,250,000 shares of Common Stock at $3.00 per share. The Warrants may be exercised as to all or any lesser number of shares of Common Stock during a three year period ending August 27, 2001, and may be subject to redemption upon 30 days' notice by the Company in the event that the trade price of a share of Common Stock exceeds $4.50 per share for fourteen consecutive days. The redemption price is $.01 per Warrant. The exercise price and number of shares of Common Stock that the Selling Warrantholders will receive upon exercise of the Warrants are subject to adjustment to protect the Warrantholder against dilution in certain events. The Company is registering Warrants held by the Selling Warrantholders to purchase up to 1,250,000 shares of Common Stock.

Other Warrants

        As of September 11, 1998, the Company has other Warrants outstanding providing for the purchase of an aggregate of 1,739,080 shares of Common Stock. The exercise price of the Other Warrant range from $.50 to $3.00 per share, and the Other Warrants expire on dates ranging from January 28, 1998, to January 13, 2006.


                          CERTIFICATE OF INCORPORATION

        Certain provisions of the Company's Certificate of Incorporation and bylaws have the effect of deterring a change of control of the Company. The
Company's Certificate of Incorporation contains provisions requiring the approval of 80% of the Company's stockholders for certain merger, sales of all or substantially all of the Company's assets and certain other corporate action unless the transaction is approved by seventy-five percent of the disinterested board members or unless all shareholders receive a price for their shares of the Company's capital stock which meets certain minimum price criteria. In addition, the Company's Certificate of Incorporation also contains a provision with establishes a classified Board of Directors consisting of three classes, members of which would serve staggered terms of three years. A vacancy of the Board can be filled only by vote of 75% of the Continuing Directors (as defined). Further directors would be removable, for cause only, by either a 80% vote or by vote of a majority of the Continuing Directors (as defined). The Company's Certificate of Incorporation also requires the approval of 80% of the Company's stockholders in order to amend the provisions.

                                LEGAL PROCEEDINGS

        The Company is not a party to any legal proceedings. However, on July 21, 1998, a complaint was filed in the Superior Court of Marin County (Case No. 174493) by the Bridge Group (HK) International, Ltd. ("Bridge Group") against Fred W. Thompson, the Company's president. The complaint alleges that Mr. Thompson agreed to transfer to the Bridge Group on or before March 31, 1997, Common Stock worth $100,000 at the lowest option pricing available to Mr. Thompson, and that Mr. Thompson has failed to make the transfer. The Bridge Group seeks cash or specific performance compelling transfer of the shares of Common Stock worth $100,000. Mr. Thompson has filed an answer denying the claim. Although the Company has not been named in the complaint, the Company has agreed to pay for Mr. Thompson's legal expenses since the alleged promise by Mr. Thompson occurred while he was an officer of the Company.


                                  LEGAL MATTERS

        The validity of the shares of Common Stock offered by Selling Stockholders will be passed upon by the law firm of Bartel Eng Linn & Schroder, Sacramento, California. Certain members of the firm own shares of Common Stock of the Company representing less than 1% of the outstanding shares of Common Stock. In addition, the firm has a Warrant to purchase up to 300,000 shares of Common Stock which are being registered by this registration statement.


                                     EXPERTS

        The consolidated balance sheet as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from April 25, 1990 (date of inception) to December 31, 1997, included in this Prospectus have been included herein in reliance on the report which includes an explanatory paragraph regarding certain financial factors raising substantial doubt about the Company's ability to continue as a going concern, of PricewaterhouseCoopers LLP, independent accountants, give on the authority of that firm, as experts in accounting and auditing.


                              AVAILABLE INFORMATION

        A Registration Statement on Form SB-2 (the "Registration Statement" including amendments and exhibits thereto) relating to the shares of Common Stock and Warrants offered hereby has been filed by the Company with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports with the Commission. Such reports and the Registration Statement concerning the Company may be inspected at the Commission's public reference facilities located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Company's periodic reports and all or any part of the Registration Statement and the exhibits thereto may be obtained from those offices upon the payment of certain fees prescribed by the Commission. The Commission maintains a Website (address http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                              DBS INDUSTRIES, INC.


                                                                                          Page


Report of Coopers & Lybrand L.L.P., Independent Accountants................................F-2

Consolidated Balance Sheets as at June 30, 1998 (unaudited)
and December 31, 1997 and 1996.............................................................F-3

Consolidated Statements of Operations for the six months ended June 30, 1998 and
1997  (unaudited)  and for the years ended  December  31, 1997 and  December 31,
1996, and for the period
from April 25, 1990 (date of inception) to June 30, 1998...................................F-4

Consolidated Statements of Stockholders' Equity (Deficit) for
the period from December 31, 1990 to June 30, 1998.........................................F-5

Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and
1997  (unaudited)  and for the years ended  December  31, 1997 and  December 31,
1996, and for the
period from April 25, 1990 (date of inception) to June 30, 1998...........................F-10

Notes to Consolidated Financial Statements................................................F-12


                               REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and stockholders of DBS Industries, Inc. and Subsidiary:


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit), and of cash flows present fairly, in all material respects, the financial position of DBS Industries, Inc. and Subsidiary (a development stage company) as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended and for the period from April 25, 1990 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion expressed above.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and negative cash flows from operating activities since inception and will require additional financing. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

COOPERS & LYBRAND L.L.P.


March 13, 1998, except for the last paragraph of Note 3 as to which the date is April 1, 1998

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                                  CONSOLIDATED BALANCE SHEETS


                                                     June 30, 1998       December 31,          December31,
                                                      (Unaudited)            1997                 1996
                                                  ------------------- -------------------  ------------------

                      ASSETS

Current assets:
   Cash and cash equivalents                         $       24,568     $       383,054       $     402,588
   Restrictive Cash                                               -                   -             300,000
   Stock subscription receivable                             74,000                   -                   -
   Prepaid and other current assets                         104,419             119,265              68,944
                                                    ----------------     ---------------      -------------

     Total current assets                                   202,987             502,319            771,532
                                                    ----------------    ----------------     --------------


Furniture and equipment (at cost)                            73,277              73,277              73,277

Less accumulated depreciation                                53,433              47,828              34,406
                                                   ----------------    ----------------     ---------------

                                                             19,844              25,449              38,871
                                                   ----------------    ----------------     ---------------

Other assets:
   Investments and advances, net                            851,490           1,248,649           1,496,524
   Goodwill, net of accumulated amortization of
     $86,170, $81,864 and $61,149, respectively               4,820               9,126              29,841
                                                  -----------------   -----------------     ---------------
                                                            856,310           1,257,775           3,818,774
                                                    ----------------    ---------------       -------------

     Total assets                                    $    1,079,141      $    1,785,543       $   4,629,177
                                                     ==============      ==============       =============


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Convertible debentures                           $             -      $            -       $   4,640,000
   Line of credit                                                 -                   -             295,000
   Accounts payable                                         518,515             152,485             960,277
   Customer advances                                        400,000             400,000             400,000
   Accrued liabilities                                      125,911             145,019             499,070
   Deferred compensation                                    246,000              216,000            108,000
                                                    ---------------     ----------------     --------------

     Total current liabilities                            1,290,426              913,504          6,902,347
                                                     --------------     ----------------      -------------


Stockholders' equity (deficit)
   Common stock                                               2,429               2,373               2,351
   Capital in excess of par value                         4,915,512           4,681,295           4,605,026
   Warrants                                                 112,500             112,500             112,500
   Deficit accumulated during the development stage      (5,156,726)         (3,839,129)         (6,908,046)
   Treasury stock                                           (85,000)            (85,000)            (85,000)
                                                    ----------------    ----------------     ---------------

     Total stockholders' equity (deficit)                  (211,285)            872,039          (2,273,169)
                                                    ---------------     ----------------      --------------

     Total liabilities and stockholders' equity
       (deficit)                                    $    1,079,141       $    1,785,543        $  4,629,177
                                                    ==============       ==============        ============



The accompanying notes are an integral part of these consolidated financial statements.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                             CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                                      April 25,
                                                                                                     April 25,           1990
                                         Six Months Ended                                               1990        (Inception) to
                                             June 30,                       Year Ended             (Inception) to      June 30,
                                            (Unaudited)                    December 31,             December 31,     (Unaudited)

                                       1998             1997            1997           1996             1997             1998
                                       ----             ----            ----           ----             ----             ----

Revenue                             $           -    $          -    $          -   $     11,420   $       161,420  $      161,420
                                  ------------------------------------------------- ------------   ---------------  --------------

Cost and operating expenses:
   Cost of revenue                              -               -               -         10,850          127,580          127,580
   General and administrative             646,380         704,186       1,472,162      2,245,588        6,462,988        7,109,368
   Research and development               347,413         176,128         210,115      1,078,747        2,169,571        2,516,984
                                  ---------------   -------------    ------------    -----------    -------------     ------------

                                          993,793         880,314       1,682,277      3,335,185        8,760,139        9,753,932
                                  ---------------   -------------     -----------    -----------    -------------     ------------

      Loss from operations               (993,793)       (880,314)    (1,682,277)     (3,323,765)      (8,598,719)      (9,592,512)
                                  ---------------  --------------     -----------     -----------   --------------     -----------


Other income (expense):
   Interest, net                            2,194        (264,750)       (308,094)      (395,298)        (741,880)        (739,686)
   Equity in loss of investees, net       (93,410)        (33,234)        (80,975)       (31,920)        (412,777)        (506,187)
   Gain (loss) on sale of
      investment                         (228,323)      6,221,270       5,221,063              -        6,057,541        5,829,218
   Other, net                                   -               -               -              -          (56,634)         (56,634)
                                  --------------------------------------------------------------------------------    -------------

                                         (319,539)      5,923,286       4,831,994       (427,218)       4,846,250        4,526,711
                                   ---------------   ------------    ------------    ------------   -------------     ------------

   Income (loss) before provision
      for income taxes and
      minority interests               (1,313,332)      5,042,972       3,149,717     (3,750,983)      (3,752,469)      (5,065,801)

Provisions for income taxes                 4,265               -          80,800          1,600            95,235          99,500
                                  -----------------------------------------------  --------------  ---------------   -------------

   Income (loss) before minority
      interests                        (1,317,597)      5,042,972       3,068,917     (3,752,583)      (3,847,704)      (5,165,301)

Minority interests in income of
   consolidated subsidiaries                    -               -               -              -            8,575            8,575
                                  --------------------------------------------------------------------------------  --------------

      Net income (loss)             $  (1,317,597)   $  5,042,972    $ 3,068,917     $(3,752,583)    $ (3,839,129)    $(5,156,726)
                                    ==============   ============    ===========     ============    =============    ============

      Basic net income (loss) per
         share                      $       (0.22)   $       0.86    $      0.52     $        (0.65)
                                    ================================================================

      Diluted net income (loss) per
         share                      $       (0.22)   $       0.83    $      0.49     $        (0.65)
                                    ================================================================

   Weighted average number of
   shares of common stock, basic        5,897,281       5,862,591      5,863,261          5,787,185
                                  ===============   =============      =========          =========

Weighted average number of
   shares of common stock,
   diluted                              5,897,281       6,057,847      6,235,144          5,787,185
                                  ===============   =============      =========          =========




The accompanying notes are an integral part of these consolidated financial statements.


                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                                  CONSOLIDATED STATEMENTS OF
                                STOCKHOLDERS' EQUITY (DEFICIT)






                                                                                                      Deficit
                                                                                                      Accumulated    Total
                                                      Common Stock    Capital in                      During the     Stockholders'
                                                              Par     Excess of             Treasury  Development    Equity
                                                      Shares  Value   Par Value  Warrants   Stock     Stage          (Deficit)
Balance at December 31, 1990, of DBSN as restated
  pursuant to the merger on December 2, 1992          301,000  $ 120  $  46,375        -        -     $  (219,990)   $ (173,495)

Issuance of common stock for professional services
  at $.01 to $2.14 per share                          520,000    208     47,542                                          47,750

Issuance of common stock for cash at $.01 to $1.00
  per share                                           244,500     98    124,507        -        -           -           124,605

Stock issue costs for the twelve months ended
  December 31, 1991                                         -     -    (15,774)        -        -           -          (15,774)

Net loss for the twelve months ended
  December 31, 1991                                         -      -          -        -       -         (115,339)    (115,339)
                                                    --------------------------------------------------------------------------

Balance at December 31, 1991                        1,065,500    426    202,650        -        -        (335,329)    (132,253)

Issuance of common stock for cash at $.01 to $1.00
  per share                                         1,317,290    527    538,998        -        -           -          539,525

Issuance of common stock for professional services
  at $.01 to $.10 per share                           214,240     86     12,338                                         12,424

Issuance of common stock in payment of stockholder
  loans:  June 1992 at $.01 per share                 230,000     92      2,208        -        -           -            2,300

Net loss for the seven months ended July 31, 1992           -      -           -       -        -     (90,750)         (90,750)
                                                    ---------------------------------------------------------------------------

Balance at July 31, 1992                            2,827,030  1,131    756,194        -        -    (426,079)         331,246

Shares of Fi-Tek IV, Inc. from August 3, 1989
  (inception) through December 2, 1992                817,540    327    155,450        -        -           -          155,777

Issuance of common stock for cash at $.01 to $3.20
  per share                                         1,313,926    527    998,088        -        -           -          998,615

Issuance of common stock for interest at $5.00 per
  share                                                10,000      4      4,996        -        -           -            5,000



                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                                  CONSOLIDATED STATEMENTS OF
                                STOCKHOLDERS' EQUITY (DEFICIT)

                                          (CONTINUED)


                                                                                                      Deficit
                                                                                                      Accumulated    Total
                                                      Common Stock    Capital in                      During the     Stockholders'
                                                              Par     Excess of             Treasury  Development    Equity
                                                      Shares  Value   Par Value  Warrants   Stock     Stage          (Deficit)


Issuance of common stock for JPS common stock on
  September 11, 1992, at $.80 per share               61,447     24     49,134        -        -           -          49,158


Issuance of common stock for professional services
  on  September 11, 1992, at $.10 per share            6,679      3        665        -        -           -             668

Issuance of common stock in exchange for DBSC
  common stock on October 9, 1992, at $2.00 per
  share                                                6,375      2     12,748        -        -           -          12,750

Redemption of 97,450 common stock warrants on
  October 2, 1992, at $8.00 per share                      -      -    (19,490)       -        -           -         (19,490)

Issuance of common stock on December 2, 1992, at
  closing of acquisition of DBSN as a finder's fee at
  $.0004 per share                                    25,000     10          -        -        -           -              10

Issuance of common stock for Axion common stock
  during March 1993 at $1.60 per share                50,000     20     79,980        -        -           -          80,000

Issuance of common stock for DBSC common stock
  on July 2, 1993, at $1.60 per share                133,307     53    213,238        -        -           -         213,291

Stock issue costs for the period from August 1, 1992
  through July 31, 1993                                    -      -     (6,374)       -        -           -          (6,374)

Net loss for the twelve months ended July 31, 1993         -      -          -        -        -    (755,040)       (755,040)
                                                     -----------------------------------------------------------------------

Balance at July 31, 1993                           5,251,303  2,101  2,244,629        -        -  (1,181,119)      1,065,611

Issuance of common stock for cash at $4.00 per share
  (August 1993 through April 1994)                   102,257     41    411,943        -        -           -         411,984

Stock issued in exchange for 46% of JPS stock on
  November 19, 1993                                    3,379      1     10,137        -        -           -          10,138






                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                                  CONSOLIDATED STATEMENTS OF
                                STOCKHOLDERS' EQUITY (DEFICIT)

                                          (CONTINUED)



                                                                                                      Deficit
                                                                                                      Accumulated    Total
                                                      Common Stock    Capital in                      During the     Stockholders'
                                                              Par     Excess of             Treasury  Development    Equity
                                                      Shares  Value   Par Value  Warrants   Stock     Stage          (Deficit)
Stock issued for professional services:
  January 28, 1994, at $3.60 per share                  5,331      2     19,188        -        -           -           19,190

  July 29, 1994, at $2.00 per share                     3,833      2      7,663        -        -           -            7,665

Stock issued due to exercise of warrants, at $2.00
  per share (March and April 1994)                      2,500      1      4,999        -        -           -            5,000

Stock issued for interest on July 31, 1994, at $2.00
  per share                                             1,000      -      2,000        -        -           -            2,000

Purchase of shares of common stock on January 28,
  1994, at $3.20 per share                             (1,563)     -         -         -       (5,000)      -           (5,000)

Reacquisition of common stock pursuant to sale of
  investment in Axion in May 1994, at $1.60 per
  share                                               (50,000)     -         -         -      (80,000)      -          (80,000)

Net loss for the twelve months ended July 31, 1994          -      -         -         -        -         (26,909)     (26,909)
                                                      ------------------------------------------------------------------------

Balance at July 31, 1994                            5,318,039   2,148 2,700,559               (85,000)  (1,208,028)  1,409,679

Stock issued for services:
  November 30, 1994, at $1.88 per share                10,000       4    18,796        -        -            -          18,800
  May 15, 1995, at $2.00 per share                     10,724       4    21,443        -        -            -          21,447
  July 15, 1995, at $1.60 per share                    11,373       5    18,192        -        -            -          18,197

Net loss for the twelve months ended July 31, 1995          -        -        -        -        -        (1,284,558)(1,284,558)
                                                      -------------------------------------------------------------------------

Balance at July 31, 1995                            5,350,136   2,161 2,758,990        -      (85,000)   (2,492,586)   183,565

Issuance of common stock for 1% JPS common
  stock on September 21, 1995 at $1.20 per share        9,450       4    11,336        -        -            -          11,340

Issuance of common stock for 20% Seimac Limited
  common stock on December 13, 1995 at $4.00 per
  share                                               165,519      66   662,010        -        -            -         662,076






                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                                  CONSOLIDATED STATEMENTS OF
                                STOCKHOLDERS' EQUITY (DEFICIT)

                                          (CONTINUED)


                                                                                                      Deficit
                                                                                                      Accumulated    Total
                                                      Common Stock    Capital in                      During the     Stockholders'
                                                              Par     Excess of             Treasury  Development    Equity
                                                      Shares  Value   Par Value  Warrants   Stock     Stage          (Deficit)

Issuance of common stock for professional services at
  $5.60 per share                                       2,934      1      16,427       -          -            -          16,428

Net loss for the five months ended December 31,
  1995                                                      -      -           -       -          -      (662,877)      (662,877)
                                                    -----------------------------------------------------------------------------

Balance at December 31, 1995                        5,528,039  2,232   3,448,763       -    (85,000)   (3,155,463)      (210,532)

Warrants issued on January 13, 1996, to purchase
  75,000 shares of common stock for services
  rendered at an exercise price of $7.30 per share          -      -          -  112,500          -            -         112,500

Issuance of common stock for cash:
  January 15, 1996, at $4.00 per share, less
    noncash issuance cost of $63,900                  200,000     80     736,020       -         -             -         736,100
  February 15, 1996, at $5.20 per share, less
    noncash issuance cost of $19,999                   38,462     15     179,988       -         -             -         180,003

Stock issued for services:
  January 1 - June 30, 1996, at $3.75 per share        22,743      9      85,277       -         -             -          85,286
  August 15, 1996, at $4.80 per share                   6,018      2      28,884       -         -             -          28,886
  September 21, 1996, at $5.60 per share                4,821      2      26,996       -         -             -          26,998
  July 1 - December 31, 1996, at $2.00 per share        7,605      3      15,207       -         -             -          15,210
  Placement fee associated with January 15 and
    February 15, 1996, issuances settled through
    issuance of common stock                           19,821      8      83,891       -         -             -          83,899

Net loss for the twelve months ended December 31,
  1996                                                      -      -           -       -         -     (3,752,583)    (3,752,583)
                                                  -------------------------------------------------------------------------------

Balance at December 31, 1996                        5,827,509  2,351   4,605,026  112,500  (85,000)    (6,908,046)    (2,273,169)

Stock issued for services:
  January 31, 1997, at $1.69 per share                  5,088      2       8,586        -        -             -           8,588
  February 14, 1997, at $1.75 per share                 4,701      2       8,225        -        -             -           8,227
  February 28, 1997, at $2.00 per share                 7,918      3      15,834        -        -             -          15,837
  March 31, 1997, at $1.63 per share                      302      -         491        -        -             -             491
  April 10, 1997, at $2.00 per share                    7,500      3      14,997        -        -             -          15,000
  April 30, 1997, at $1.50 per share                      332      -         498        -        -             -             498






                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                                  CONSOLIDATED STATEMENTS OF
                                STOCKHOLDERS' EQUITY (DEFICIT)

                                          (CONTINUED)


                                                                                                      Deficit
                                                                                                      Accumulated    Total
                                                      Common Stock    Capital in                      During the     Stockholders'
                                                              Par     Excess of             Treasury  Development    Equity
                                                      Shares  Value   Par Value  Warrants   Stock     Stage          (Deficit)

  June 30, 1997, at $1.13 per share                  14,578       6       16,394        -        -             -            16,400
  July 9, 1997, at $0.75 per share                   15,000       6       11,244        -        -             -            11,250
Net income for the twelve months ended
  December 31, 1997                                       -       -            -        -        -      3,068,917        3,068,917
                                                   -------------------------------------------------------------------------------

Balance at December 31, 1997                      5,882,928   2,373    4,681,295  112,500   (85,000)   (3,839,129)         872,039

Common Stock issued for cash, on April 16, 1998, at
  $2.00 per share (unaudited)                       102,000      41      203,959        -        -              -          204,000
Common Stock issued upon exercise of options, on
  June 11, 1998, at $1.44 per share (unaudited)      12,500       5       17,964        -        -              -           17,969
Common Stock issued (voided) in connection with
  services rendered (unaudited):
    February 12, 1998, at $0.53 per share            26,209      10       13,906        -        -              -           13,916
    April 1, 1998, at $3.25 per share                10,000       4       32,496        -        -              -           32,500
    May 14, 1998, at $3.75 per share                 13,646       6       51,168        -        -              -           51,174
    May 14, 1998, at $3.75 per share                (22,743)     (9)     (85,277)       -        -              -          (85,286)
    Net loss for the six month period ended June 30,
       1998 (unaudited)                                                                                (1,317,597)      (1,317,597)
                                                  ---------------------------------------------------------------------------------

Balance at June 30, 1998 (unaudited)              6,010,894 $ 2,429  $ 4,915,512 $112,500 $ (85,000) $ (5,156,726)      $ (211,285)
                                                 ==================================================================================


















The accompanying notes are an integral part of these consolidated financial statements.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                             CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                                     April 25,
                                                                                                                        1990
                                              Six Months Ended                                      April 25, 1990  (Inception) to
                                                  June 30,                     Year Ended           (Inception) to    June 30,
                                                 (Unaudited)                  December 31,          December 31,    (Unaudited)
                                                 -----------                  ------------          ------------    -----------
                                            1998           1997           1997           1996           1997            1998
                                            ----           ----           ----           ----           ----            ----

Reconciliation of net income (loss) to net cash used in operating activities:

     Net income (loss)                    $(1,317,597)    $ 5,042,972     $ 3,068,917  $(3,752,583)   $(3,839,129)    $(5,156,726)
Adjustments to reconcile net loss
  to net cashused in operating
  activities:
     Depreciation and amortization             24,286          7,468          126,989      124,086        358,128         382,414
     Minority interest's share of net loss                                          -            -         (8,575)         (8,575)
     Noncash charges                          202,304                          76,293      268,878        510,546         712,850
     Equity in loss of investees, net          93,410        576,018           80,875       31,920        429,829         523,239
     Loss (gain) on sale of investments       228,323     (2,535,131)      (5,221,063)           -     (6,057,541)     (5,829,218)
     Common stock issued as payment for
       interest                                                                     -            -          7,000           7,000
     Decrease (increase) in accounts
       receivable and other assets             14,846     (4,244,835)         (50,320)      49,416       (115,299)       (100,453)
     Increase (decrease) in accounts payable
       and accrued liabilities                376,921        544,676       (1,053,843)   1,238,819        528,748         905,669
     Increase in customer advances                  -                               -      400,000        400,000         400,000
                                             ----------------------------------------------------------- ------------------------
     Net cash used in operating activities $ (377,507)    $ (608,832)     $(2,972,152) $(1,639,464)   $(7,786,293)    $(8,163,800)
                                             -------------------------------------------------------------------------------------
Cash flows from investing activities:
   Proceeds from sale of investment           199,940              -                -            -        900,000       1,099,940
   Proceeds from Loral settlement                   -              -        3,573,677            -      3,573,677       3,573,677
   Purchase of fixed assets                         -              -                -      (20,499)      (105,524)       (105,524)
   Organization costs                               -              -                -            -        (28,526)        (28,526)
   Advances to officer                              -              -                -            -        (31,187)        (31,187)
   Purchase of interest in Continental              -              -                -   (2,292,409)    (2,292,409)     (2,292,409)
   Investments and advances                  (278,848)             -          309,888     (283,786)      (801,434)     (1,080,282)
   Net assets of purchased subsidiaries             -              -                -            -       (147,500)       (147,500)
   Cash transferred from Fi-Tek IV, Inc.
     pursuant to the merger and
     reorganization                                 -              -                -            -        156,648         156,648
   Cash of divested subsidiary                      -              -                -            -           (277)           (277)
   Purchase of patents                              -              -                -            -        (18,251)        (18,251)
   Proceeds from repayment of advances to                          -                -            -
     affiliate                                      -                                                     152,500         152,500
   Restricted cash on credit line                   -              -          300,000            -        300,000         300,000
                                            -------------------------------------------------------------------------------------
Net cash used by investing activities         (78,908)             0        4,183,565   (2,596,694)     1,657,717       1,578,809
                                            -------------------------------------------------------------------------------------

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (CONTINUED)





                                                                                                                    April 25, 1990
                                              Six Months Ended                                      April 25, 1990  (Inception) to
                                                  June 30,                     Year Ended           (Inception) to    June 30,
                                                 (Unaudited)                  December 31,          December 31,    (Unaudited)
                                                 -----------                  ------------          ------------    -----------
                                            1998           1997           1997           1996           1997            1998
                                            ----           ----           ----           ----           ----            ----


Cash flows from financing activities:
   Proceeds from (repayment of) credit line         -          5,000       (295,000)        (5,000)      (300,000)      (300,000)
   Issuance of debentures                           -        107,501        107,501      3,640,000      4,817,501      4,817,501
   Issuance of common stock                    97,929         45,408              -      1,000,002      3,153,516      3,251,445
   Redemption of common stock warrants              -              -              -              -        (19,490)       (19,490)
   Stock issue costs                                -              -              -              -        (57,235)       (57,235)
   Purchase of shares                               -              -              -              -         (5,000)        (5,000)
   Payment of debentures                            -              -     (1,043,445)             -     (1,168,445)    (1,168,445)
   Proceeds from stockholders' loans                -         49,750        149,750              -        442,750        442,750
   Payment of stockholders' loans                   -              -       (149,750)             -       (351,967)      (351,967)
                                        -----------------------------------------------------------------------------------------
Net cash provided (used in) by financing
   activities                                   97,929        207,659    (1,230,994)     4,635,002      6,511,630      6,609,559
                                        -------------- --------------  ------------- -------------  --------------  ------------
Net increase (decrease) in cash              (358,486)      (401,173)       (19,534)       398,884        383,054         24,568
Cash and cash equivalents, beginning of
   period                                     383,054        402,588        402,588          3,743              -              -
                                        -------------  -------------- -------------- --------------  -------------- ------------
Cash and cash equivalents, end of
   period                                $     24,568  $       1,415  $     383,054  $     402,588   $    383,054   $     24,568
                                        =============  ============== ============== ============== ==============  ============
Supplemental Disclosures of Non-Cash
   Financing activities:
   Stock subscription receivable         $     74,000  $           -   $          -   $           -   $          -  $     74,000
                                         ============= =============== ============== ==============  ============= ============
   Stock sale proceeds used to pay service
     providers not received by the
     Company                             $     50,000  $           -   $           -  $           -   $          -  $     50,000
                                         ============= =============== ============== ==============  ============= ============
   Interest                              $          -  $           -   $      11,456  $      40,695   $     57,651  $     57,651
                                         ============= =============== ============== ==============  ============= ============
   Income taxes                          $      4,265  $          800  $       1,600  $       3,200   $     15,955  $     15,955
                                         ============= =============== ============== =============== ==============  ==========










The accompanying notes are an integral part of these consolidated financial statements.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)



NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

     These consolidated financial statements include the accounts of DBS Industries, Inc. (the "Company"), and its wholly-owned subsidiary, Global Energy Metering Service, Inc. ("GEMS"). Intercompany transactions and balances have been eliminated in consolidation.

        The Company was organized as a Delaware corporation on August 3, 1989. Since inception the Company has been in the development stage. The Company's financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has devoted substantially all of its efforts to developing its business. The Company has therefore incurred substantial losses and negative cash flows from operating activities as reflected in these financial statements. Accordingly, the Company has relied primarily upon obtaining equity capital and debt financing to support its operations.

        The Company does not expect revenue to exceed costs and expenses in 1998 and, accordingly, will continue to incur losses and negative cash flows from operating activities. To address financing needs, the Company is pursuing various financing alternatives. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

        On January 13, 1996, the Company's Board of Directors approved a one-for-forty reverse stock split of the Company's common stock. The reverse stock split was consummated in February 1996. All shares and per share amounts have been restated to retroactively reflect the reverse stock split.

        In 1996, in connection with the reverse stock split, the Company amended its Articles of Incorporation to decrease its authorized shares of common stock and preferred stock to 100,000,000 and 5,000,000 shares, respectively. Additionally, the par values of the common and preferred stock were increased from $.00001 to $.0004 per share. These changes have also been retroactively reflected in these financial statements. In May 1997, the Company amended its Articles of Incorporation to decrease its authorized shares of common stock to 20,000,000.

        The Company changed its fiscal year-end from July 31 to December 31, effective January 1, 1996.

        On September 11, 1992, the Company's subsidiary,  DBSN (dissolved in May
1995), acquired 51% of the voting shares in JPS Systems, Inc. (JPS) pursuant to a Stock Exchange Agreement in exchange for shares of DBSN's common stock which equated to 61,447 shares of the Company's common stock (the fiscal 1993 transaction). In November 1993, the Company acquired, from its president, additional shares of JPS common stock representing 46% of the issued and outstanding stock of JPS, pursuant to a stock exchange agreement in exchange for 3,379 shares of the Company's common stock (the fiscal 1994 transaction). In January 1994, DBSN transferred its 51% interest in JPS to the Company. In January 1995, JPS repurchased shares of its common stock representing 2% of the issued and outstanding common stock of JPS. In May 1995, JPS was dissolved, and all of its assets and liabilities were transferred to a newly created wholly-owned subsidiary of the Company, GEMS. In November 1995, the Company repurchased shares of the common stock of JPS representing the remaining 1% of the issued and

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

outstanding common stock of its dissolved subsidiary in exchange for 9,450 shares of common stock of the Company. GEMS is a Delaware corporation in the development stage whose primary activity is the development of satellite and radio systems for use in automating the control and distribution of gas and electric power by utility companies.

        The Company's investments in E-SAT Corporation and Seimac Limited, in which the Company has ownership interests of 20% each, are accounted for using the equity method. The Company's investment in EchoStar Communication Inc. (EchoStar) and interest in Continental Satellite Corporation were disposed of during 1997 (see Notes 3 and 6).

        In January 1998, the Company created Newstar Limited, a wholly-owned subsidiary organized under the Laws of the Republic of Bermuda.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Hereafter, unless otherwise specified, all references to the "Company" include DBS Industries, Inc. and its wholly-owned subsidiary.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash Equivalents

        The Company considers all money market instruments and other highly liquid investments with original maturities of three months or less to be cash equivalents.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

        Depreciation and Amortization

        Furniture and equipment are depreciated over the estimated useful lives of the assets ranging from five to seven years using the straight-line method of depreciation. When assets are disposed of, the related cost and accumulated depreciation are removed from the books and the resulting gain or loss is recognized in the year of disposal.

        Goodwill

        Goodwill is amortized using the straight-line method over five years. Amortization expense charged to operations for the years ended December 31, 1997 and 1996, was $20,715 and $9,606, respectively, and for the six months ended June 30, 1998 and 1997, was $4,306 (unaudited) and $28,583 (unaudited), respectively.

        Income Taxes

        Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No. 109). Under SFAS No. 109, deferred income tax liabilities and assets are determined based on the difference between the financial reporting amounts and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such amounts are based on enacted tax laws and rates in effect for the years in which the differences are expected to affect taxable income, net operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

        Net Earnings (Loss) Per Share

        In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which establishes standards for computing and presenting earnings (loss) per share. Under the new standards, basic earnings per share is computed based on the weighted average number of common shares outstanding and excludes any potential dilution; diluted earnings per share reflects potential dilution from the exercise or conversion of securities into common stock. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, and earlier adoption is not permitted. The financial statements presented have been prepared in accordance in SFAS No. 128 and earnings per share data for all prior periods presented have been restated to conform with current year presentation. Options to purchase 1,144,036 shares of common stock with exercise prices ranging from $1.60 to $6.00 were outstanding as of December 31, 1996, and were excluded from the loss per share calculation for the year ended December 31, 1996, as they have the effect of decreasing loss per share. Options and warrants to purchase 2,507,733 (unaudited) shares of common stock with exercise prices from $.40 to $5.60 were outstanding as of June 30, 1998, and were excluded from the loss per share calculation for the quarter and the six month period then ended as they have the effect of decreasing loss per share. Options and warrants to purchase 1,330,116 (unaudited) shares of common stock with exercise prices from $.40 to $5.60 were outstanding as of June 30, 1997,

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

and were excluded from the loss per share calculation for the six month period ended June 30, 1997, but were included in the earnings per share calculation for the six month period ended June 30, 1997.

        Recently Issued Accounting Pronouncements

     In March 1997, Statement of Financial Accounting Standards No. 129, Disclosure of Information About Capital Structure, was issued and has been implemented by the Company for the year ended December 31, 1997. In June 1997, Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income and Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information were issued and are effective for the year ending December 31, 1998.

        The Company has not determined the impact of the implementation of these pronouncements.

        Interim Financial Information

        The unaudited consolidated financial statements as of June 30, 1998, and for the six months ended June 30, 1998 and 1997, are unaudited and include all adjustments consisting of only normal recurring adjustments which are, in the opinion of management, necessary for the fair presentation of the interim periods in conformity with generally accepted accounting principles. The results of operations for the interim periods presented are not necessarily indicative of expected results for the full fiscal year.

        Reclassifications

        Certain prior period balances have been reclassified to conform to the current year's presentation. Such reclassifications had no impact on net loss or stockholders' (deficit) equity as previously reported.

NOTE 3. INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES

        Following  is  a  summary  of  the  Company's   significant   investment
activities:

        Direct Broadcasting Satellite Corporation (DBSC)

        DBSC is one of nine permittees of the Federal Communications  Commission
(FCC) for Direct Broadcast Satellite (DBS) services. As of December 31, 1996, the Company owned approximately 25% of the common stock of DBSC. The Company accounted for its investment using the equity method. The Company's net equity investment in DBSC as of December 31, 1996, was $539,080.

        On December 21, 1995, DBSC and EchoStar agreed to a merger, subject to government approval. Under the terms of the merger agreement, (1) both parties agreed to merge DBSC into a wholly-owned subsidiary of EchoStar, and (2) DBSC shareholders would be entitled to receive at their option, $7.99 in cash or
 .67417 shares of EchoStar common stock for each of the 973,148 DBSC shares not already owned by EchoStar. At December 31, 1996, the Company owned 401,107 shares of the common stock of DBSC. The requisite government approvals were obtained and the merger consummated on January 8, 1997. On

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

January 23, 1997, the Company elected to exchange all of its 401,107 DBSC shares for 270,414 shares of EchoStar common stock which was valued at $25.00 per share as of January 8, 1997, the effective date of the merger. In connection with this transaction, the Company recorded a gain of approximately $6.2 million in its first quarter of 1997.

        On August 29, 1997, the Company transferred the 270,414 shares back to EchoStar in exchange for the retirement of certain debentures (Note 6) and recognized a loss on such transfer of approximately $2.3 million.

        Following is a summary of DBSC's financial position as of December 31, 1996:


                                                    December 31,
                                                       1996
                                                    (Unaudited)
                                              ----------------------

Current assets                                   $          20,046
Other assets                                            52,373,192
                                              ----------------------

Total assets                                     $      52,393,238

Current liabilities                              $         186,748

Long-term debt                                          50,887,763
Stockholders' equity                                     1,318,727
                                              ----------------------

Total liabilities and stockholders' equity       $      52,393,238
                                              ----------------------

        DBSC's losses for the year ended December 31, 1996 (unaudited) amounted to $310,172.

        The Company's equity in losses of DBSC was $76,922 for the year ended December 31, 1996, and was recorded in December 1996 when financial information became available.

        E-SAT Corporation (E-SAT)

        In October 1994, the Company and EchoStar formed E-SAT for the purpose of filing with the FCC for a license to operate a low earth orbit satellite system. E-SAT filed with the FCC on November 16, 1994. The Company holds a 20% interest in E-SAT. The Company's total investments in E-SAT were $127,265 as of December 31, 1997 and 1996. The investment is accounted for using the equity method. The Company's equity in losses of E-SAT for the years ended December 31, 1997 and 1996, were $66,469 and $385, respectively. The equity in losses for the years ended December 31, 1997 and 1996, were recorded in December 1997 and 1996, when financial information became available. As of December 31, 1997, the Company had a receivable of $632,865 from EchoStar which represents the excess of advances to date to E-SAT in excess of its proportionate 20% share of its investee's financing requirements.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)


        The Company's total investments in E-SAT were $127,265 (unaudited) as of June 30, 1998. The investment is accounted for using the equity method. The Company's equity in losses of E-SAT for the six months ended June 1998 were $93,410 (unaudited). As of June 30, 1998, the Company had a net receivable of $724,225 (unaudited) from EchoStar which represents the excess of advances to date to E-SAT in excess of its proportionate 20% share of its investee's financing requirements.

        Seimac Limited

        On November 30, 1995, the Company acquired 232,829 shares representing 20% of the voting shares of common stock of Seimac Limited, a Canadian company, pursuant to a stock purchase and exchange agreement in exchange for 165,519 shares of common stock of the Company, valued at $662,010. The Company's investment of $662,010 was $464,255 in excess of the Company's proportionate share of the net book value of Seimac as of November 30, 1995. This excess is being amortized over a period of five years. The amortization of this excess book value amounted to $92,851 for the years ended December 31, 1997 and 1996. This investment is accounted for using the equity method.

        For the years ended December 31, 1997 and 1996, the Company has recorded its proportionate share of Seimac Limited's net (loss) income of $(14,506) and $45,387, respectively. The Company's investment in Seimac Limited as of December 31, 1997 and 1996, was $510,689 and $618,046, respectively.

        Following is a summary of Seimac's unaudited financial position as of December 31, 1997 and 1996, and its unaudited results of operations for the years ended December 31, 1997 and 1996:


                                          December 31,          December 31,
                                              1997                  1996
                                      --------------------   -------------------

                                                     (Unaudited)

Current assets                           $     1,037,165         $   1,201,477

Other assets                                     974,888             1,352,364
                                      --------------------   -------------------

Total assets                             $     2,012,053         $   2,553,841
                                      --------------------   -------------------

Current liabilities                      $       329,887        $      469,421

Long-term debt                                   733,973               597,407

Shareholders' equity                             948,194             1,487,013
                                      --------------------   -------------------

                                          $    2,012,053         $   2,553,841
                                      --------------------   -------------------

Net sales                                 $    1,569,043         $   1,607,128
                                      --------------------   -------------------

Net income (loss)                        $       (72,527)       $      226,935
                                      --------------------   -------------------

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)



        On April 30, 1998, the Company sold its entire interest consisting of 232,829 Seimac shares in exchange for $200,000 in cash and $51,417 in forgiven debt. The Company recorded a loss of approximately $228,000 in connection with this transaction (unaudited).

        Continental Satellite Corporation (Continental)

        On January 12, 1996, the Company entered into a stock purchase agreement with a third party (the Seller) to acquire 72,030 shares of common stock of Continental in exchange for approximately $2,300,000 in cash. A $50,000 advance was paid to the seller in December 1995. Continental has received one of the nine DBS licenses awarded by the FCC.

        In connection with this agreement, the Company issued a three-year, Series B convertible debenture (Note 6) to EchoStar on January 12, 1996, for proceeds of $3,000,000.

        On January 22, 1996, Loral Aerospace Holdings, Inc., a Continental common shareholder (the plaintiff), filed a complaint in the Superior Court of the State of California against Continental and its shareholders alleging that the common shares purchased by the Company were improperly issued and, therefore, should be voided. On May 16, 1996, the Court ruled that the Continental shares were invalidly issued. However, the Court also ruled that the Company was not without equitable remedy and allowed the Company to commence an action against Loral.

        On April 21, 1997, the Superior Court of Santa Clara County awarded the Company damages of approximately $4.1 million, plus 50 percent annual interest. On August 17, 1997, the Company and Loral formally completed an agreement wherein the Company received a cash payment of approximately $3.5 million from Loral in exchange for dismissals of appeals by both parties.

        The agreement provides that the Company return the Continental stock the Company acquired, that the Company acknowledge that all Continental stock held by the Company owned is invalid, and that the Company has no objection to the cancellation of that stock by Continental. The parties to the agreement released one another from all present or future claims connected with the allegations related to the action which give rise to the agreement.

        The excess of the settlement payment over the Company's carrying value for its interest in Continental of $1.2 million was recorded as a gain on sale of investment for the year ended December 31, 1997.

        On March 31, 1998, the Federal Communications Commission approved E-SAT's application for a Low Earth Orbit Satellite license.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

NOTE 4. CUSTOMER ADVANCES

        The Company's wholly-owned subsidiary, Global Energy Metering Services, Inc. (GEMS), is party to a contract to deliver 10,000 satellite radio units. The purchase order is for $1.2 million and under the terms of the purchase order, GEMS would receive a total of $500,000 in advance payments on the contract, based on certain milestone achievements. As of June 30, 1998, this purchase order had been suspended by both parties due to the Company's limited access to the Argos System. The $400,000 in milestone payments received are reported as customer advances on the accompanying balance sheet. These milestone payments could be subject to refund in whole or in part.

NOTE 5. LINE OF CREDIT

        The Company maintained a $300,000 line of credit with a bank. The line was collateralized by a $300,000 certificate of deposit. As of December 31, 1996, the Company had outstanding borrowings of $295,000 under this line of credit. As of December 31, 1997, $295,000 had been repaid and the credit facility was discontinued.

NOTE 6. CONVERTIBLE DEBENTURES

        On July 1, 1995, the Company issued Convertible Debenture 1995 Series A to the majority shareholder of E-SAT, EchoStar, and received $1,000,000 in proceeds pursuant to this issuance in August 1995. Interest on the debt accrued, and was payable, quarterly at prime plus 2% for a period of three years. As collateral for the loan, EchoStar held a security interest in 125,000 shares of DBSC common stock and 2,000 shares of E-SAT common stock held by the Company.

        On January 12, 1996, the Company issued a three-year Series B Convertible Debenture to EchoStar for proceeds of $3,000,000. Interest terms were similar to those of the Series A Convertible Debenture discussed above. As collateral for the loan, EchoStar has a security interest in 72,030 shares of common stock of Continental and 200,000 shares of common stock of DBSC held by the Company.

        On December 5, 1996, the Company issued a three-year Series C Convertible Debenture to EchoStar for proceeds of $640,000. Interest terms were similar to those of the Series A Convertible Debentures discussed above. As collateral for the loan, EchoStar held a security interest in the remaining 76,107 shares of common stock of DBSC held by the Company.

        As of December 31, 1996, the Company classified all borrowings under the above convertible debentures as current liabilities due to the Company's default in connection with the required quarterly payment of accrued interest.

        The interest payable to EchoStar under the aforementioned debentures amounted to $405,794 as of December 31, 1996.

        On August 29, 1997, the Company completed an agreement with EchoStar to retire three convertible debentures, Series A, Series B, and Series C, issued to EchoStar with accrued interest of

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

$722,811 and certain legal fees and other expenses related to the transaction. In exchange for EchoStar's retirement of the debt, the Company transferred back to EchoStar 270,414 shares of EchoStar Class A common stock and made a cash payment of approximately $936,000 from the proceeds of its settlement with Loral (Note 3). The value of the EchoStar shares was determined based on a per share price of $16.57 which represented the closing bid price on August 27, 1997, the date the parties initially agreed to the terms of the transaction.

NOTE 7. COMMITMENTS

        Operating Leases

        The Company and its wholly-owned subsidiary, GEMS, lease their facilities under noncancelable operating leases which run concurrently and expire in March 2000. Minimum future rental payments under the leases, are as follows:


    Year Ending December 31,

              1998                           $    68,130

              1999                                68,130

              2000                                11,355
                                            ------------

                                             $   147,615


        Total rent expense was $66,592 and $74,808 for the years ended December 31, 1997 and 1996, respectively.

NOTE 8. STOCKHOLDERS' EQUITY

        Common Stock

        The Company's Certificate of Incorporation, as amended in May 1997, authorizes the issuance of 20,000,000 shares of common stock with a par value of $.0004 per share. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Certificate of Incorporation.

        Preferred Stock

        The Company's Certificate of Incorporation, as amended in May 1997, authorizes the issuance of 5,000,000 shares of preferred stock with par value of $.0004 per share. The Board of Directors of the Company is authorized to issue preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

the series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued by the Company as of December 31, 1997.

        Nonemployee Stock Options and Warrants

        On January 13, 1996, the Company issued warrants for the purchase of 75,000 shares of the Company's common stock at an exercise price of $7.30. On December 31, 1997, the Company replaced these with new warrants at an exercise price of $1.44. These warrants were issued for services rendered and are exercisable through January 2006. As of December 31, 1997, none of these warrants have been exercised.

        On July 9, 1997, the Company issued warrants for the purchase of 200,000 shares of the Company's common stock at an exercise price of $0.50 per share. These warrants were issued in connection with a $100,000 short-term loan made by a stockholder of the Company. As of December 31, 1997, the loan had been repaid.

        None of the non-employee stock warrants were exercised as of December 31, 1997.

        In February and March 1998, the Company granted options to two consulting firms to purchase 400,000 and 300,000 shares of the Company's Common Stock at prices of $1.45 and $1.50 per share, respectively. These options have terms of five years and vest over a one year period (unaudited).

        In June 1998, the Company issued 102,000 shares of its Common Stock at a price of $2.00 per share. In connection with this stock offering, the Company issued warrants to purchase 102,000 shares of the Company's Common Stock at an exercise price of $3.00 per share through June 30, 2001 (unaudited).

        Employee Stock Options and Warrants

        On February 15, 1996, the Company adopted the 1996 Stock Option Plan (the 1996 Plan) to consolidate its three existing plans. Provisions of the 1996 Plan are substantially similar to those of the earlier plans. The overall purpose of the 1996 plan is to advance the long-term interest of the Company by motivating its employees, directors and consultants with the opportunity to obtain an equity interest in the Company and to attract and retain such persons upon whose judgments the success of the Company largely depends.

        Eligible employees, directors, and consultants can receive options to purchase shares of the Company's common stock at a price generally not less than 100% and 85% of the fair market value of the common stock on the date of the grant of incentive stock options and nonstatutory stock options, respectively. The 1996 Plan allows for the issuance of a maximum of 1,650,000 shares of the Company's common stock. This number of shares of common stock has been reserved for issuance under the 1996 Plan. The options granted under the 1996 Plan are exercisable over a maximum term of ten years from the date of grant and generally vest over (i) one year in the case of directors and consultants, and
(ii) up to a five-year period in the case of employees. Shares sold under the 1996 Plan are subject to various restrictions as to resale.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

     Information with respect to activity under these plans as consolidated in the 1996 Plan is set forth below:



                                                 Outstanding Options and Warrants
                                                                                   Weighted
                                                                                    Average
                                     Number of       Price Per       Aggregate     Exercise
                                       Shares          Share           Price         Price

Balance, January 1, 1996                   16,281   $0.40-$6.00    $       52,476       $  3.40

Granted                                 1,017,535   $4.75-$5.60         5,241,115          5.15
Exercised                                       -        -                      -            -
Terminated                                      -        -                      -            -
                                   --------------                  --------------
Balance, December 31, 1996              1,180,116   $0.40-$6.00         5,793,591          4.91

Granted                                 1,373,843   $0.53-$1.44           980,835          0.71
Exercised                                       -        -                      -            -
Terminated                             (1,135,726)  $0.40-$6.00        (5,502,778)         4.83
                                   --------------                  ---------------
Balance, December 31, 1997              1,418,233   $0.40-$5.60         1,271,648          0.90

Granted (unaudited)                       300,000   $0.53-$2.19           400,875          1.34
Exercised (unaudited)                     (12,500)     $1.44              (18,000)         1.44
Terminated (unaudited)                         -         -                      -            -
                                   ---------------                  --------------
Balance, June 30, 1998 (unaudited)      1,705,733   $0.40-$5.60     $  1,654,523            0.97
                                   ===============                  ==============

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

        The following table summarizes information with respect to stock options and warrants outstanding at December 31, 1997:



                     Options and Warrants Outstanding      Options and Warrants Exercisable

                                  Weighted
                                  Average       Weighted
                   Number        Remaining      Average       Number     Weighted Average
   Range of      Outstanding  Contractual Life  Exercise    Exercisable      Exercise
Exercise Price   at 12/31/97      (years)         Price     at 12/31/97        Price

  $0.53-$1.44        1,342,949       8.19            $0.73      879,887         $0.79
  $1.60-$2.80           36,875       6.55            $2.39       36,875          2.39
  $3.00-$5.60           38,409       8.06            $5.23       38,409          5.23

                     1,418,233                                  955,171
                     =========                                  =======


     The following information concerning the Company's stock option plans is provided in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). The Company accounts for such plans in accordance with APB No. 25 and related interpretations.

     The weighted average fair value of the options and warrants granted or modified for the years ended December 31, 1997 and 1996, was $0.90 and $4.62, respectively. The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                    1997             1996
                               --------------   --------------

Risk free interest rate             5.70             6.11%
Expected life                     8.2 years       5.5 years
Volatility                           80%             104%
Dividend yield                        -               -

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

     The following pro forma net income (loss) information has been prepared following the provision of SFAS No. 123:

                                            December 31,          December 31,
                                                1997                  1996
                                          -----------------    ----------------

Net income (loss)        As Reported         $3,068,917           $(3,752,583)
                         Pro forma           $1,793,791           $(5,916,026)

Net income (loss)        As Reported            $0.49               $(0.65)
per share                Pro forma              $0.29               $(1.02)


        In February 1997, the Company completed a stock option repricing program in which 1,119,646 stock options, originally issued with exercise prices ranging from $1.60 to $6.00 per share, were reissued with an exercise price of $1.44 per share, which approximated fair market value.

        In December 1997, the Company completed a second voluntary stock option repricing program in which approximately 1,135,726 stock options, originally issued with an exercise price of $1.44 per share were reissued with exercise prices ranging from $0.53 to $0.58 per share. These repriced options are generally exercisable over four years and the Company has maintained the vesting schedule from the original grants.

NOTE 9. RELATED PARTY TRANSACTIONS

        In August 1995, the Company entered into consulting agreements with two directors of the Company. The Company incurred approximately $29,000 in consulting expenses in connection with these agreements during the year ended December 31, 1996.

        In January 1997, the Company began to defer payment of a portion of all future compensation of the Company's president. The deferred compensation balances were $216,000 and $108,000 as of December 31, 1997 and 1996, respectively.

        On April 28, 1997, the Company's president provided a bridge loan to the Company for $47,750 representing collateral funds pledged to Pacific Bank for the Company's bank overdraft. As of December 31, 1997, both the bank overdraft and the bridge loan have been repaid.

        During 1997, the Company borrowed $100,000 under a loan agreement with a stockholder. Borrowings under the agreement were unsecured and bore interest at 8% per annum. All borrowings and accrued interest were repaid as of December 31, 1997.

        Refer to Notes 3 and 6 (DBSC and E-SAT) for disclosures regarding related party transactions with EchoStar.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

NOTE 10. INCOME TAXES

        The provision for income taxes for all periods presented relates to current minimum taxes.

        The estimated tax effect of significant temporary differences and carryforwards that gave rise to deferred income tax assets as of December 31, 1997 and 1996, is as follows:


                                                December 31, 1997        December 31, 1996
                                             ----------------------- -------------------------
                                               Federal      State       Federal       State
                                             ----------- ----------- ------------- -----------

Deferred tax liability                                 -           -             -           -
Deferred tax assets:
Net operating loss carryforwards                 706,000     108,000     1,700,000     165,000
Research and development credit carryforwards     95,000           -        79,000      35,000
Excess of tax over book basis of investments,
  and other deferred compensation                 12,000       2,000       300,000      55,000
                                             ----------- ----------- ------------- -----------

Net deferred tax assets                          813,000     110,000     2,079,000     255,000
Valuation allowance                             (813,000)   (110,000)   (2,079,000)   (255,000)
                                             ----------- ----------- ------------- -----------

Net deferred tax                                       -           -             -           -
                                             ----------- ----------- ------------- -----------



        Due to the uncertainty of realization, a valuation allowance has been provided to offset the net deferred tax assets. The (decrease) increase in the valuation allowance was approximately $(1,411,000) and $1,402,000 during the years ended December 31, 1997 and 1996, respectively. The provision for income taxes differs from the amount which would arise by applying the combined statutory income tax rate of approximately 40% due to changes in the deferred tax valuation allowance.

        As of December 31, 1997, the Company has net operating loss carryforwards of approximately $2,078,000 and $1,758,000 for federal income tax purposes and California state franchise tax purposes, respectively. The Company has also research and development credit carryforwards of $95,000 and $0 for federal income tax purposes and California state franchise tax purposes, respectively. Such carryforwards expire in varying amounts between 1998 and 2012.

        As a result of changes enacted by the 1986 Tax Reform Act, utilization of net operating loss and tax credit carryforwards may be limited due to equity transactions occurring on or after May 6, 1986.

NOTE 11. CONCENTRATION OF CREDIT RISK

        The Company periodically maintains cash balances at banks in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000.

        Sales to one customer represented all Company sales in the year ended December 31, 1996.

                              DBS INDUSTRIES, INC. AND SUBSIDIARY
                                 (A Development Stage Company)
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (Information subsequent to December 31, 1997, is unaudited)

                                          (CONTINUED)

NOTE 12.SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING
        ACTIVITIES

        During the years ended December 31, 1996 and 1997, the following noncash activities occurred:

        o The Company issued 41,187 of its shares of common stock to certain individuals in consideration for services rendered. These shares were valued at $ 156,380.

        o The Company issued warrants to certain individuals in consideration for services rendered. These warrants were valued at $112,500.

        o      The  Company  issued  19,821  shares of common  stock to  certain individuals for services rendered in connection with the placement of the January and February 1996 sales of the Company's common stock. These services were valued at $83,899 and were offset against the proceeds.

        o The Company issued 55,419 of its shares of common stock to certain individuals in consideration for services rendered. These shares were valued at $76,293.

        o On January 23, 1997, the Company elected to exchange all of its 401,107 DBSC shares for 270,414 shares of EchoStar common stock which were valued at approximately $539,000 and $6,760,000, respectively.

        o On August 29, 1997, the Company settled all principal and accrued interest balances outstanding under its convertible debentures (Note 6), in exchange for 270,414 shares of EchoStar common stock and a cash payment of approximately $936,000.

NOTE 13. SUBSEQUENT EVENTS (unaudited)

        Subsequent to June 30, 1998, and through September 11, 1998, the Company issued 2,750,000 shares of its common stock at a price of $2.00 per share. In connection with this stock offering, the Company issued warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $3.00 per share through June 30, 2001, and 1,250,000 shares of the Company's common stock at an exercise price of $3.00 per share through August 27, 2001.

        Under the terms of a stock purchase agreement, the Company is required to register 1,250,000 shares of common stock, warrants to purchase 1,250,000 shares of common stock, and common stock underlying the warrants by December 4, 1998. In the event that the related registration statement is not declared effective by the Securities and Exchange Commission by December 4, 1998, the Company is required to pay certain stockholders the amount of $2,500 for each subsequent day the registration statement is not declared effective.

        In July 1998, the Company's president was named as a defendant in a lawsuit filed by a firm claiming that it was promised shares of the Company's common stock valued at $100,000.

                       PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24.  Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Articles of Incorporation and the Bylaws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

Item 25.  Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the Selling Stockholders or Warrantholders. All of the amounts shown are estimates, except for the SEC Registration and NASD Application Fees.

               SEC registration fee                                 $      6,482
               Printing and engraving expenses                    * $      1,000
               Accounting fees and expenses                       * $     20,000
               Legal fees and expenses                            * $   ________
               Transfer agent and registrar fees                  * $        -0-
               Fees and expenses for qualification
                 under state securities laws                      * $        -0-
               Miscellaneous                                      * $

                      TOTAL                                         $   ________

        *estimated


Item 26.  Recent Sales of Unregistered Securities.

     (a) On September 10, 1998, a former employee exercised his options to acquire 17,202 shares of Common Stock at $.53 per share. No commission was issued in connection with the transaction. The transaction was exempt from registration upon reliance of Section 4(2) of the Securities Act.

     (b) During the period from May 22, 1998 to September 14, 1998, the Company sold 2,889,500 Units at $2.00 per Unit to 22 accredited investors. Each Unit consisted of one share of Common Stock and a Warrant to purchase one share of Common Stock at $3.00 per share. In connection with the sale of 1,250,000 Units, the Company paid a commission of $125,000 to Strome Susskind Securities L.P., who served as placement agent for such sale. In addition, the Company will pay an aggregate of $389,280 and Warrants to purchase 278,000 shares of Common Stock to three entities as finders' fees. The transactions were exempt from registration upon reliance of Rule 506 of Regulation D.

     (c) On June 15, 1998, a director exercised an option to purchase 12,500 shares of Common Stock at $1.44 per share. No commission was issued in connection with the transaction. The transaction was exempt from registration upon reliance of Section 4(2) of the Securities Act.

     (d) On May 15, 1998, the Company issued 10,000 shares of Common Stock at $1.94 per share; (ii) March 4, 1998, 26,209 shares of Common Stock at $.53 per share; (iii) November 3, 1997, 14,578 shares of Common Stock at $1.13 per share;
(iv) May 20, 1997, 7,605 shares of Common Stock at $2.00 per share; (v) September 26, 1996, 22,743 shares of Common Stock at $3.75 per share; and (vi) May 1, 1996, 2,933 shares of Common Stock at $5.60 per share to an attorney for legal services. No commissions were paid in connection with these transactions. These transactions were exempt from registration upon reliance of Section 4(2) of the Securities Act.

     (e) On August 1, 1997, the Company issued 15,000 shares of Common Stock valued at $.56 per share to one individual in consideration of such individual making a $100,000 loan to the Company. No commission was paid in connection with the transaction. This transaction was exempt from registration upon reliance of
Section 4(2) of the Securities Act.

     (f) The Company issued (i) 5,088 shares of Common Stock at $1.69 per share on January 31, 1997; (ii) 7,918 shares of Common Stock at $2.00 per share on February 28, 1997; (iii) 301 shares of Common Stock at $1.63 per share on March 31, 1997; and (iv) 332 shares of Common Stock at $1.50 per share on April 30, 1997, to a corporation in exchange for consulting services. No commission was paid in connection with this transaction. This transaction was exempt from registration upon reliance of Section 4(2) of the Securities Act.

     (g) On April 16, 1997, the Company issued 4,701 shares of Common Stock at $1.75 per share to a corporation for consulting services. No commission was paid in connection with this transaction. This transaction was exempt from registration upon reliance of Section 4(2) of the Securities Act.

     (h) On April 15, 1997, the Company issued 7,500 shares of Common Stock valued at $2.00 per share, and on September 20, 1996, the Company issued 6,018 shares of Common Stock at $4.80 per share to an individual for consulting services. No commission was paid in connection with this transaction. This transaction was exempt from registration upon reliance of Section 4(2) of the Securities Act.

     (i) On February 15, 1996, the Company sold 38,462 shares of Common Stock at $5.20 per share to four accredited investors. No commissions were paid. However, the Company issued 3,846 shares of Common Stock as a finder's fee. The Company relied on Rule 506 of Regulation D and Section 4(2) of the Securities Act as an exemption from registration.

     (j) From January 5, 1996 to February 5, 1996, the Company sold 200,000 shares of Common Stock at $4.00 per share to twenty accredited investors. No commission was paid in connection with this transaction. However, the Company issued 15,975 shares of Common Stock as a finder's fee. The Company relied on Rule 506 of Regulation D and Section 4(2) of the Securities Act as an exemption from registration.

     (k) On November 30, 1995, the Company acquired 232,829 shares of Seimac Limited, a Canadian company, pursuant to a stock purchase and exchange agreement for 165,519 shares of Common Stock of the Company valued at $662,010. No commission was paid in connection with this transaction. The Company relied on
Section 4(2) of the Securities Act as an exemption from registration.

     (l) On November 15, 1995, the Company issued 9,450 shares of Common Stock at $1.80 per share to an entity in exchange for a 1% interest in JPS, the predecessor to GEMS. The Company controlled the other 99% of JPS. No commission was paid in connection with this transaction. This transaction was exempt from registration upon reliance of Section 4(2) of the Securities Act.

Item 27.  Exhibits.

*(2.1) Plan and Agreement of Reorganization, dated September 30, 1992, entered into with DBS Network, Inc. and certain of its Shareholders which was previously filed in, and is hereby incorporated by reference to, the Company's Current Report on Form 8-K, date of report, December 2, 1992.

*(3.0) Certificate of Incorporation, which was previously filed in, and is hereby incorporated by reference to, the Company's Registration Statement on Form S-18, No. 33-31868-D, effective May 11, 1990.

*(3.1) Bylaws, which was previously filed in, and is hereby incorporated by reference to, the Company's Registration Statement on Form S-18, No. 33-31868-D, effective May 11, 1990.

*(3.2) Restated Certificate of Incorporation, as adopted on August 8, 1996.

*(4.1) Form of Unit Warrant Agreement, which was previously filed in, and is hereby incorporated by reference to, the Company's Registration Statement on Form S-18, No. 33-31868-D, effective May 11, 1990.

*(4.2) Specimen Stock Certificate.

(5.1) Opinion of Bartel Eng Linn & Schroder (to be filed by amendment).

*(10.2) Employment Agreement between Fred W. Thompson and DBS Network, Inc., dated September 1, 1992.

*(10.3) Employment Agreement between Randall L. Smith and JPS Systems, Inc., dated July 1, 1993.

*(10.4) Employment Agreement between Ellen D. Coll and DBS Industries, Inc., dated March 1, 1993.

*(10.5) Stockholder  Line of Credit and  Investment  Agreement  between DBSN and
        Direct Broadcasting Satellite Corporation, dated January 24, 1993.

*(10.5A)Promissory Note January 29, 1993, executed by Direct Broadcast Satellite
        Corporation issued pursuant to Stockholder Line of Credit and Investment Agreement.

*(10.5B)Promissory Note April 19, 1993,  executed by Direct Broadcast  Satellite
        Corporation issued pursuant to Stockholder Line of Credit and Investment Agreement.

*(10.5C)Promissory Note August 1, 1993,  executed by Direct Broadcast  Satellite
        Corporation issued pursuant to Stockholder Line of Credit and Investment Agreement.

*(10.6) 1993 Incentive Stock Option Plan for DBS Industries, Inc.

*(10.7) 1993 Non-Qualified  Stock Option Plan for Non-Employee  Directors of DBS
     Industries, Inc.

     *(10.8) 1993 Non-Qualified Stock Option Plan for Consultants of DBS Industries, Inc.

*(10.9) Commercial  Lease and  Sublease and Consent  pertaining  to Mill Valley,
        California office space.

*(10.12)Satellite  Construction  Contract,  dated as of March 12, 1990,  between
     Direct Broadcast Satellite Corporation and Martin Marietta as successor to General Electric Company, Astro-Space Division.

*(10.13)Contract  Modification  No. 1,  dated as of March 30,  1992,  to Exhibit
     10.12.

*(10.14)Contract  Modification No. 2, dated as of November 12, 1992, to Exhibits
     10.12 and 10.13.

*(10.15)Contract  Modification  No. 3,  dated as of April 2, 1993,  to  Exhibits
     10.12, 10.13 and 10.14.

*(10.16)Contract  Modification  No. 4, dated as of June 10,  1993,  to  Exhibits
     10.12, 10.13, 10.14 and 10.15.

*(10.17)Contract  Modification  No. 5, dated as of July 30,  1993,  to  Exhibits
     10.12, 10.13, 10.14, 10.15 and 10.16.

*(10.18)DSAT Sale Agreement  incorporated by reference to the Company's  Current
        Report on Form 8-K dated July 21, 1994.

*(10.19)AXION Sale Agreement  incorporated by reference to the Company's Current
        Report on Form 8-K dated May 16, 1994.

*(10.20)AXION  Royalty  Agreement  incorporated  by reference  to the  Company's
        Current Report on Form 8-K dated May 16, 1994.

*(10.21)Burlingame  Bank Line of Credit  Agreement  comprised  of Business  Loan
        Agreement and Promissory Note, both dated September 6, 1994.

*(10.22)Burlingame Bank Line of Credit Change in Terms Agreement.

*(10.23)Stock  Purchase  Agreement  between   Intraspace   Corporation  and  DBS
     Industries, Inc. incorporated by reference to the Company's Current Report on Form 8-K dated 2/01/96.

*(10.24)DBS  Industries,  Inc.  $3,000,000,  Three Year  Convertible  Debenture,
     Series B due January 12, 1999, incorporated by reference to the Company's Current Report on Form 8-K dated 2/01/96.

*(10.25)Memorandum  of  Understanding  between ABB Power T&D  Company,  Inc. and
     Global Energy Metering Service, Inc. dated February 9, 1996.

*(10.26)Stock  Purchase  Agreement  between Seimac  Limited and DBS  Industries,
     Inc., comprised of Common Stock Exchange Agreement and Shareholders Agreement both dated December 13, 1995.

*(10.27)DBS  Industries,  Inc.  $1,000,000,  Three Year  Convertible  Debenture,
     Series A due July 1, 1998.

*(10.28)NACLS Contract No. 95/2475 and Schedule A dated 12/01/95.

*(10.29)Letter dated November 8, 1996, to Donald H. Gips,  Chief,  International
     Bureau,  Federal  Communications  Commission,   from  William  L.  Fishman,
     Corporate Counsel to Direct Broadcasting Satellite Corporation.

*(10.30)DBS Industries,  Inc. $640,000 Three Year Convertible Debenture,  Series
     C, due December 31, 1999.

*(10.31)Employment  Agreement  between Fred W.  Thompson and the Company,  dated
     April 18, 1996.

*(10.32)Employment Agreement between Randall L. Smith and GEMS (the Company's subsidiary), dated March 1, 1996.

*(10.33)Employment Agreement between E.A. James Peretti and GEMS (the Company's subsidiary) dated April 18, 1996.

*(10.34)1996 Stock Option Plan.

*(10.36)1998 Stock Option Plan.

(10.37) Memorandum of  Understanding  Between DBS  Industries  and Matra Marconi
     Space.

(10.38) Letter of Intent with SAIT-Radio Holland SA

(10.39) Purchase  Agreement with Astoria  Capital,  L.P. and Microcap  Partners,
     L.P.

(10.40) Warrant Agreement with Astoria Capital, L.P. and Microcap Partners, L.P.

(21.1)  List of Subsidiaries of DBS Industries, Inc.

(23.1)  Consent of PricewaterhouseCoopers LLP (included on page II-7).

(23.2) Consent of Bartel Eng Linn & Schroder is contained in Exhibit 5.1 (to be filed by amendment).


*Previously filed in, and incorporated by reference to, Form 10-K for Fiscal Years July 31, 1993 July 31, 1994, July 31, 1995, and December 31, 1995,
December 31, 1996, December 31, 1997 or Form 8-K where indicated.

Item 28.   Undertakings

        The undersigned Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form SB-2 of our report dated March 13, 1998, except for the last paragraph of Note 3 as to which the date is April 1, 1998, which report included an explanatory paragraph noting significant doubt over the Company's ability to continue as a going concern, on our audits of the financial statements of DBS Industries, Inc. and Subsidiary. We also consent to the reference to our firm under the caption "Experts."





San Francisco, California
September 11, 1998

                                           SIGNATURE

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on September 10, 1998.


                                                   DBS INDUSTRIES, INC.,
                                                   a Delaware Corporation


                                                   /s/  Fred W. Thompson
                                                 -------------------------------
                                                   FRED W. THOMPSON,
                                                   President


                                       POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred W. Thompson or Michael T. Schieber as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

        Signatures                                        Date



/s/ Fred W. Thompson                                     September 10, 1998

FRED W. THOMPSON,
President, Director, Chief Executive
Officer, Chief Financial Officer
(Principal Executive Officer; Principal Financial and Accounting Officer)



/s/ E. A. James Peretti                                      September 10, 1998

E.A. JAMES PERETTI
Director

/s/ Michael T. Schieber                                 September 10, 1998

MICHAEL T. SCHIEBER
Director



/s/ H. Tate Holt                                        September 10, 1998

H. TATE HOLT
Director



/s/ Jerome W. Carlson                                   September 14, 1998

JEROME W. CARLSON
Director